EXHIBIT 10.15
LEASE
     THIS LEASE is made between the Landlord and the Tenant named below effective as of the date that this Lease is last executed by Landlord and Tenant.
BASIC LEASE TERMS AND INFORMATION

Landlord: Southwest Valley Partners,
LLC, an Indiana limited liability company

Address for mail and deliveries:
7887 E. Belleview Avenue, Suite 900
Englewood, CO 80111
Attn: Austin W. Lehr

Telephone: 720-279-5422
Facsimile: 720-279-5322
Electronic Address: alehr@lauth.net

With a copy to:
Lauth Group, Inc.
401 Pennsylvania Parkway
Indianapolis, IN 46280
Attn: General Counsel
Telephone: (317) 575-3098
Facsimile: (317) 564-3098
Electronic Address: vback@lauth.net

Tenant: Ulta Salon, Cosmetics & Fragrance, Inc.

Address for mail and deliveries:
Windham Lakes Business Park
1275 Windham Drive
Romeoville, Illinois 60446
Attn: Sr. Vice President of Growth & Development

Telephone: (630) 226-0020
Facsimile: (630) 679-5524
Electronic Address: alelli@ultainc.com

With a copy to:
Ulta Salon, Cosmetics & Fragrance, Inc.
Windham Lakes Business Park
1275 Windham Drive
Romeoville, IL 60446
Attn: Alison M. Richter, Real Estate
Attorney

Telephone: (630) 771-3708
Facsimile: (630) 679-5524
Electronic Address: arichter@ultainc.com

Premises: Approximately 328,995 square feet of bulk distribution space located within the bulk distribution building (“Building”) located or to be constructed at Riverside Business Center, 4570 West Lower Buckeye Road, Phoenix, Arizona 85034, which Premises are depicted on Exhibit “A-1” attached hereto. The Premises are part of ±31.91 acres of real estate more particularly described in Exhibit “A-2” attached hereto and all improvements located thereon, including the Building comprised of approximately 603,910 square feet (the “Site”). Landlord has the right to expand the Building or reduce or increase the amount of common area land on the Site, in Landlord’s sole discretion; provided, however, that without first obtaining the Tenant’s prior written consent thereto, no such expansion of the Building or the common areas shall adversely affect Tenant’s use of the Premises for the purposes for which they are leased pursuant hereto, nor materially increase the Site Operating Costs.

Expansion Premises: Approximately 100,000 square feet of additional bulk distribution space located within the Building. Tenant’s option to expand the Premises to include the Expansion Premises is set forth in Section 37 of this Lease.

Lease Term:	127 months

Target Fixturing Entry Date:	[***]

[***]:	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Target Early Entry Date:	[***]

Target Commencement Date:	[***]

Monthly Base Rent Schedule:	Month	Monthly Amount	Annual Amount

	01-12	$[***]	$[***]
	13-24	$[***]	$[***]
	25-36	$[***]	$[***]
	37-48	$[***]	$[***]
	49-60	$[***]	$[***]
	61-72	$[***]	$[***]
	73-84	$[***]	$[***]
	85-96	$[***]	$[***]
	97-108	$[***]	$[***]
	109-120	$[***]	$[***]
	121-127	$[***]	$[***]

Security Deposit:	None

Outside Broker:	For Tenant: Brad Anderson and Bob Crum CB Richard Ellis

For Landlord: Mark Krison, CB Richard Ellis

Permitted Use:	Bulk distribution warehouse and incidental office space

Tenant’s Proportionate Share:	54.48%

Addenda:	None
     1. Granting Clause.
          1.1 Lease Term. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. The Lease Term shall commence on the date which is [***] after the Early Entry Date, as defined below (the “Commencement Date”) and shall end on the date that follows the remainder of the month in which the Commencement Date occurs plus the number of full months in the Lease Term. If a Tenant Caused Delay (as that term is defined below) causes the Early Entry Date to be later than the Target Early Entry Date, then for each day that the Early Entry Date is delayed beyond the

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Target Early Entry Date as a result of a Tenant Caused Delay, the [***] period between the Early Entry Date and the Commencement Date shall decrease by one (1) day. Beginning on the Commencement Date, Tenant shall begin paying Base Rent.
          1.2 Fixturing Entry Date: The “Fixturing Entry Date” shall be the date that the tenant improvements set forth in the Landlord’s Work are sufficiently complete, as reasonably determined by Landlord, to an extent sufficient to permit Tenant to safely enter the Premises and install racking, furniture systems, telecommunication cables and other equipment and fixtures necessary for Tenant’s operations within the Premises. Actual Substantial Completion of Landlord’s Work, as those terms are defined in Exhibit “B”, is not required for the Fixturing Entry Date. Landlord shall provide Tenant access to the Premises on the Fixturing Entry Date, and Tenant may then install racking, furniture systems, telecommunication cable and other equipment necessary for its operations in the Premises; provided that Tenant shall coordinate all such activities with Landlord so that such activities do not interfere with Landlord’s Work. Beginning on the Fixturing Entry Date and during the remainder of the Lease Term (including the period prior to the Commencement Date), Tenant shall comply with all of the provisions of the Lease; provided, that, from and after the Fixturing Entry Date until the Early Entry Date, Tenant shall not be obligated to pay Base Rent or Additional Rent. Landlord shall endeavor to cause the Fixturing Entry Date to occur on or before [***] (the foregoing date is based on the parties expectation that Landlord will receive all required building permits in order to perform the Landlord’s Work (as hereinafter defined) on or before [***], and if there is a delay in the applicable governmental entity issuing the permits, the foregoing date (and the date in the next sentence) shall be extended one day for each day until Landlord receives all of the required building permits). If the Fixturing Entry Date occurs after [***] (as that date may be extended due to delays resulting from Force Majeure and Tenant-Caused Delay, the “Delay Date”), then Landlord shall be liable to Tenant in the amount of: (i) [***] for each day of delay past the Delay Date up to thirty (30) days; (ii) [***] for each day of delay past the Delay Date from thirty-one (31) to sixty (60) days of delay; and (iii) [***] for each day of delay past the Delay Date from sixty-one (61) to ninety (90) days of delay. Landlord shall pay the foregoing amounts to Tenant within thirty (30) days after the Fixturing Entry Date. If Landlord fails to timely pay the foregoing amount to Tenant and there is no legitimate good-faith dispute between them concerning the amount to be paid or the date it was due, then Tenant may offset that amount against Base Rent.
          1.3 Early Entry Date: The “Early Entry Date” shall be the later to occur of Substantial Completion of Landlord’s Work and [***]. Tenant shall have full access and use of the Premises on the Early Entry Date and may continue its fixturing activities. Beginning on the Early Entry Date and until the Commencement Date, Tenant shall be obligated to pay Additional Rent, but shall not be obligated to pay Base Rent.
     2. Net Lease. It is the intention of the parties that this shall be a triple net lease, and that the Landlord shall receive the Base Rent and Additional Rent free from all taxes, charges, expenses, maintenance and repair costs, damages and deductions of every nature and description, subject to the terms and conditions of this Lease; provided, however, that in no event shall Tenant be responsible for any portion of Landlord’s general income, franchise, inheritance, state or gift taxes, or any business license tax or fee imposed upon Landlord by any applicable governmental agency.
     3. Acceptance of Premises. Landlord shall make all improvements in accordance with the “Final Plans” prepared and approved by the parties in accordance with Exhibit “B” (the “Landlord’s Work”), based upon architectural plans and specifications and construction drawings to be prepared by Tenant’s architect and approved by Landlord pursuant to Exhibit “B”. Landlord shall (i) obtain all permits and approvals necessary for the completion of

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Landlord’s Work, and (ii) complete Landlord’s Work in compliance with all applicable laws, ordinances and regulations. Tenant and Landlord agree that Landlord’s Work shall be performed by Lauth Construction, LLC, which shall construct Landlord’s Work on a “cost plus” basis pursuant to which it shall be entitled to receive a fee to act as general contractor in an amount equal to [***] of the total costs of Landlord’s Work. In addition, Lauth Construction, LLC shall be reimbursed for its costs incurred for general conditions and overhead in connection with the performance of Landlord’s Work in an amount equal to [***] of the costs of Landlord’s Work. Inasmuch as Landlord’s affiliate, Lauth Construction, LLC, will act as general contractor and will be entitled to the fees and reimbursements in the foregoing amounts, Landlord shall not receive a construction management fee for the initial tenant improvements. Tenant acknowledges that it has not relied upon any statements, representations, agreements, or warranties made by Landlord or Landlord’s agents, except such as are expressed in this Lease. Landlord shall, at Landlord’s sole cost and expense, promptly repair, replace and/or restore, if and to the extent applicable, any defects in Landlord’s Work in accordance with the warranty set forth in Section 6 of Exhibit “B”. In connection therewith, upon the Commencement Date, Landlord shall provide Tenant with an elevation certificate from Landlord’s Surveyor evidencing that the Building slab has been constructed at a minimum level of eighteen inches (18”) above the 100 year flood plain and if, as a result of Landlord’s failure to construct the Building slab at such elevation, the Tenant incurs any additional insurance premiums, Landlord shall be responsible for all such additional insurance premiums and related costs and expenses incurred by Tenant.
     4. Use. The Premises shall be used only for the Permitted Use and for no other purpose without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Except as would normally be expected from the use of the Premises for the bulk storage and distribution of cosmetic products, Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other party. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”); provided, however, that Tenant shall not in any event be required to make structural alterations or modifications to the Building or the common areas within the Site unless such modifications or alterations are required due to Tenant’s particular use of the Premises. The Premises shall not be used as a place of public accommodation under the Americans with Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or outside the Premises, that are required by Legal Requirements; provided, however, that Tenant shall not in any event be required to make structural alterations or modifications to the Building or the common areas within the Site unless

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such modifications or alterations are required due to Tenant’s particular use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would (a) void any insurance maintained by Landlord with respect to the Premises; (b) materially increase the insurance risk; (c) cause the disallowance of any sprinkler credits; (d) be prohibited by any applicable laws, rules regulations, ordinances, or restrictions of any government entity; or (e) violate any agreements applicable to the Premises to which Tenant is bound or of which Tenant has notice. If any increase in the cost of any insurance on the Premises is caused by Tenant’s use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Landlord hereby represents to Tenant that, to Landlord’s actual knowledge (without specific investigation or inquiry), Tenant’s use of the Premises for the bulk storage and distribution of cosmetic products will not violate any existing laws, rules, regulations, ordinances or restrictions of any governmental entity applicable to the Premises or result in an increase in the cost of insurance maintained by Landlord with respect to the Premises, the Building or the Site. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, except with respect to the payment of Base Rent as set forth in Sections 1.2 and 1.3. Tenant shall comply with and obey all directions of the Landlord, including Rules and Regulations which are uniformly adopted, changed or modified from time to time by Landlord, all of which are and will be a part of this Lease as Exhibit “D”; provided, however, that no changes to such Rules and Regulations shall materially or adversely affect Tenant’s right to use the Premises for the Permitted Use and, Tenant shall notify Landlord in writing no later than sixty (60) days after Tenant’s receipt of any change to such Rules and Regulations that any change materially or adversely affect Tenant’s right to use the Premises for the Permitted Use. In the event of any discrepancy between the Rules and Regulations and the terms and conditions of this Lease, the terms and conditions of this Lease shall govern and control. Landlord shall use reasonable efforts to enforce the Rules and Regulations against other tenants and occupants of the Site, and Landlord will make reasonable efforts to uniformly apply the Rules and Regulations consistently to all tenants and occupants of the Site. Landlord represents that, as of the execution date of this Lease, the Premises is zoned A-1 (Light Industrial District) pursuant to ZONING ORDINANCE of the City of PHOENIX, ARIZONA Codified through Ord. No. G-4867 (TA-27-05), adopted Feb. 14, 2007, effective Feb. 14, 2007. (Supplement No. 9, Update 1).
     5. Base Rent. Throughout the Lease Term, Tenant shall pay Base Rent in the amount set forth above. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as expressly set forth herein), monthly installments of Base Rent and Additional Rent on or before the first day of each calendar month commencing on the Commencement Date. If the Lease Term commences or expires on a date other than the first day or the last day of a calendar month, respectively, then the Rent payable for such partial calendar month shall be an amount equal to the monthly installment of Rent otherwise then in effect, divided by the number of days in the full calendar month during which the Lease Term commences or expires, respectively, and multiplied by the number of days in the partial calendar month after and including the Commencement Date or before and including the date of expiration, respectively, and provided, further that the Rent for any partial calendar month at the commencement of the initial Lease Term shall be payable on the first day of the first full calendar month during the Lease Term. All sums, liabilities, obligations and other amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Base Rent, including without limitation Tenant’s Proportionate Share of the Site Operating Costs (as

hereinafter defined), together with any interest, penalty, or other sum which may be added for late payment thereof, shall constitute additional rent hereunder (herein called “Additional Rent”). In the event of any failure on the part of Tenant to pay or discharge any of the foregoing, after the expiration of all applicable notice and cure periods (if any), Landlord shall have all rights, powers and remedies provided for herein (or by law or equity or otherwise) in the case of nonpayment of Base Rent. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and Additional Rent (sometimes hereinafter collectively referred to as “Rent”) and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent due hereunder, except as specifically provided herein.
     6. Re-measurement. At any time from and after the Early Entry Date until the Commencement Date, Tenant and Landlord shall each have the right to re-measure the floor area of the Premises in accordance with Exterior Wall Methodology set forth in the “Standard Methods for Measuring Floor Area in Industrial Buildings,” as published in October 2004 by the Building Owners and Managers Association International and the Society of Industrial and Office Realtors. In the event that the floor area of the Premises as determined by the re-measurement differs from the floor area of the Premises designated by Landlord, then the Base Rent, Tenant’s Proportionate Share of the Site Operating Costs and a proportionate share of Tenant’s Allowance and Additional Allowance (as those terms are defined in Exhibit B attached hereto) shall be recalculated using the re-measured square footage of the Premises. Recalculation of the Tenant’s Allowance shall be based on [***] per square foot. Recalculation of Tenant’s Additional Allowance shall be based on [***] per square foot. Landlord shall make any additional Tenant Allowance and Additional Allowance available to Tenant. In the case of a reduction in the Tenant Allowance, the reduced amount shall be taken from the then available Allowance or, if the Allowance has been used by Tenant, Tenant shall provide Landlord within thirty (30) days after the re-measurement has been determined either (i) a written notice that Tenant has elected to use the Additional Allowance to fund the reduced amount (if sufficient funds remain in the Additional Allowance) or (ii) pay to Landlord the amount. In the case of a reduction in the Additional Allowance, the reduced amount shall be taken from the then available Additional Allowance or, if the Additional Allowance has been used by Tenant, Tenant shall, within thirty (30) days after the re-measurement has been determined, pay to Landlord the amount. In the event that the floor area of the Premises as determined by the re-measurement differs from the floor area of the Premises designated by Landlord, the parties shall enter into an amendment to this Lease setting forth the re-measured square footage in the Premises, the adjusted annual and monthly Base Rent under this Lease, and the adjusted Tenant’s Proportionate Share of Site Operating Costs. The party that elects to re-measure the Premises shall be responsible for its costs in connection with the re-measurement; provided, however, that if Tenant re-measures the Premises and the floor area of the Premises as re-measured varies from

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the amount stated in this Lease by more than [***], then Landlord shall reimburse Tenant for the actual costs incurred by Tenant to re-measure the Premises.
     7. Late Charges. Any amount not paid by Tenant after its due date, in accordance with the terms of this Lease, shall bear interest from such due date until paid in full at the lesser of (a) the highest rate permitted by applicable law or (b) the Prime Rate (as reported in the Wall Street Journal) of interest (“Prime Rate”) plus ten percent (10%) per annum. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. Notwithstanding anything contained in the foregoing to the contrary, Landlord hereby agrees that for the first occurrence of a late payment of Base Rent by Tenant hereunder within any consecutive twelve (12) month period, Tenant shall not be obligated for the payment of Default Interest or the late charge described herein unless and until such amounts remain outstanding ten (10) days after Tenant’s receipt of written notice from Landlord that such amounts are or were due and payable. If the amounts due are not paid within ten (10) days after Tenant’s receipt of written notice, Default Interest shall begin accruing on the date the amount was originally due and payable.
     8. Intentionally Omitted.
     9. Utilities and Site Operating Costs. Landlord shall cause the water and electricity serving the Premises to be submetered. Tenant shall be solely responsible for the expense of any submetered utility services and shall pay such utility providers directly. Tenant, at its expense, shall do anything necessary to maintain the continuation of such services; but nothing contained in this Lease shall constitute any consent or request by Landlord, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord or the Premises in respect thereof.
     Notwithstanding anything in this Lease to the contrary, if (i) there occurs an interruption in utility services to the Premises which is caused by Landlord or its agents or contractors, and (ii) the restoration of service is entirely within Landlord’s Control (as hereinafter defined), and (iii) Landlord fails to restore such service within five (5) business days after Tenant provides Landlord the facsimile notice set forth below of the occurrence of such interruption (or fails to

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provide alternative temporary sources of service such that the Premises are made tenantable), and (iv) the Premises are “untenantable” (meaning that Tenant is unable to use such space in the normal course of its business for the bulk storage and distribution of cosmetic products) then Base Rent shall abate on a per diem basis for each day beginning with the date which the Premises became untenantable (“Utility Interruption”). Tenant shall immediately notify Landlord via facsimile and via reputable national overnight courier of a Utility Interruption. Landlord’s obligations under this Section 9 are conditioned on Tenant providing the foregoing notices. “Control for purposes of this Section shall mean that Landlord has the responsibility for providing, reasonably maintaining and restoring and Landlord possesses everything necessary to restore the service or can reasonably obtain what is necessary to restore the services. Control shall specifically exclude any maintenance or repair required to be made or made necessary by the utility service provider (unless the failure of such utility service provider to maintain or repair is the result of Landlord’s failure to timely remit payment to the utility provider of any fees or charges in connection with the provision of such utility services or in connection with any maintenance or repair to be made by such utility provider, but only if the payment of those monies is a Landlord obligation) or which is made necessary by any occurrence or set of circumstances constituting Force Majeure. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof. If utility service lost as a result of a Utility Interruption is not restored within sixty (60) days from the date the Landlord receives notice of the Utility Interruption from Tenant and Landlord has not provided alternative temporary sources of service such that the Premises are made tenantable during such 60-day period, then Tenant shall have the right to elect (which election shall be made not later than ten (10) business days after the expiration of the foregoing 60-day period) to either (a) continue in possession of the Premises without payment of Base Rent until such utility service is restored, or (b) immediately terminate this Lease upon written notice to Landlord. If Tenant fails to provide notice of its election to terminate this Lease within the ten (10) business day period required in the foregoing sentence, then Tenant shall be deemed to have elected to continue in possession of the Premises without payment of Base Rent until such utility services are restored.
     Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of the operating costs for the Site (the “Site Operating Costs”), which shall consist of all actual costs and expenses incurred (without Landlord mark up or premium) to maintain all facilities used in the operation of the Site and its environs as may be determined by Landlord to be reasonably necessary. All Site Operating Costs shall be determined in accordance with generally accepted accounting principles which shall be consistently applied, and shall be annualized in new or refurbished structures that commence operation during a calendar year, by dividing the total costs by the number of months the structure is in operation, and multiplying that result by twelve (12). Except to the extent herein otherwise provided, the term “Site Operating Costs” as used herein shall mean all costs and expenses (but not specific costs which are separately billed to and paid or reimbursed by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with the ownership and operation of the Site, including, but not limited to, the following:
     A. Wages, salaries, fringe benefit costs, payroll taxes, unemployment compensation payments, workmen’s compensation insurance premiums and other related costs of all on-site and off-site employees engaged in the operation, maintenance and security of the Site; costs of building employee uniforms and cleaning thereof; and the management fees payable by Landlord (excluding brokerage commission for leasing) for management of the Site, not to exceed five percent (5%) of gross rents received by Landlord.
     B. All labor, supplies and materials used in the operation, cleaning, maintenance, repair and replacement of the Site and all of its machinery and equipment.
     C. Cost of all management, maintenance and service agreements of the Site and the equipment therein, including, without limitation, alarm service, trash removal, window cleaning and maintenance and management and administrative services.
     D. Accounting costs, including the costs of audits by certified public accountants, pertaining to the management and operation of the Site.
     E. Cost of all insurance, including without limitation, fire, casualty, liability, rental abatement and terrorism insurance applicable to the Site and Landlord’s personal property used in connection with the operation and maintenance of the Site (excluding insurance Tenant is required to maintain pursuant to this Lease); provided however, Tenant shall not be responsible to pay its proportionate share of increases in casualty insurance to the extent caused by a violation of Section 43 of this Lease.
     F. All taxes, payments in lieu of taxes, assessments and governmental charges that accrue against the Site, including without limitation, and the costs of any contest by Landlord by appropriate legal proceedings of the amount, validity, or application of any Taxes or liens thereof (collectively referred to as “Taxes”), excluding, however, local, federal and state taxes on income, estate or death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Site or imposed on Landlord’s profit or receipts in connection with any change of ownership of the Site; provided, however, that if at any time during the Term the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions, or charges so levied, assessed, or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu thereof taxes, assessments, levies, impositions, or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Site, such substitute or additional taxes, assessments, levies, impositions, or charges, to the extent so levied, assessed, or imposed, shall be deemed to be included within Taxes.
     G. Cost of repairs, replacements and general maintenance of the Site and each part thereof (excluding repairs, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to other tenants of the Site).
     H. Landscaping and any and all other common area maintenance costs related to public areas, including sidewalks and landscaping on the Site.

     I. Amortization of capital improvements made to the Site subsequent to the Commencement Date of the Lease which may be required by governmental authorities, or which may improve the operating efficiency of the Site from Landlord’s efforts to reduce operating costs.
     J. Cost of all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, communications infrastructure and other utilities and services used on all common areas within the Site, except for such utilities provided to tenants and occupants within the Site whether or not separately submetered as provided above, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to the use of the Site.
     K. The cost of the Site’s share of the Riverside Business Center’s common area maintenance.
     Notwithstanding anything herein to the contrary, Site Operating Costs shall not include the following:
     (a) amounts paid for capital expenditures, except as provided in Section 9(1) above;
     (b) special tenant inducements;
     (c) any costs for interest or other payments on loans to Landlord;
     (d) expenses incurred in leasing or procuring tenants;
     (e) legal expenses other than those incurred for the general benefit of the Site;
     (f) operating expenses otherwise caused by or resulting from Landlord’s breach of its obligations under this Lease or any other lease;
     (g) the removal or remediation of pollutants, contaminants or Hazardous Materials, as such terms are defined by governmental authorities, except such removal or remediation as is necessitated by Tenant’s or its agent’s actions or inactions;
     (h) any expense resulting from the negligence or willful misconduct of Landlord, its agents, employees or contractors;
     (i) reserves for anticipated future expenses;
     (j) costs arising from political or charitable contributions;
     (k) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party;

     (l) the expense of extraordinary services provided to other tenants within the Site;
     (m) costs incurred by Landlord in the sale, financing, refinancing, mortgaging, selling or change of ownership of the Site (or any portion thereof), including brokerage commissions, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes and interest charges; and
     (n) costs associated with the operation of the business of the entity which constitutes Landlord, such as entity accounting and legal.
     Landlord shall estimate the Site Operating Costs annually, and written notice thereof shall be given to Tenant prior to the Commencement Date and prior to, or within a reasonable time after, the beginning of each calendar year. Tenant shall pay Tenant’s Proportionate Share of the estimated Site Operating Costs in twelve (12) equal monthly installments payable on the first day of each month as part of the Rent. On the expiration or earlier termination of the Lease Term, Landlord shall have the right to adjust the Site Operating Costs based on year to date information, with Tenant to pay Landlord, within fifteen (15) days after receipt of notice thereof, any increase in the estimate attributable to the period before the Lease Term expiration. Within a reasonable period of time after the end of each calendar year, even in cases where the Lease terminated in the prior year, Landlord shall render to Tenant a statement (“Year-End Statement”) showing the actual Site Operating Costs for the operation of the Site during the prior calendar year, setting forth a computation of Tenant’s Proportionate Share of the Site Operating Costs for the portion of the year covered by the Lease Term. Within fifteen (15) days after receipt of Year-End Statement, Tenant shall pay Landlord, or Landlord shall credit to Tenant, as the case may be, the difference between the actual Site Operating Costs for the preceding calendar year and the estimated Site Operating Costs paid by Tenant during such year. If the Lease shall commence, expire, or be terminated on any date other than the last date of the calendar year, then the Site Operating Costs for such partial year shall be prorated on the basis of the number of days during the year the Lease was in effect in relation to the total number of days in such year. In such event, if Tenant owes Landlord, then such payment shall be made in a lump sum. If Landlord owes Tenant, then Tenant’s account shall be credited in the same way Tenant paid its estimated Site Operating Costs, or other payment, at Landlord’s sole discretion.
     Tenant may engage its own certified public accountants (“Tenant’s Accountants”) to verify the accuracy of the Year-End Statement upon fifteen (15) days prior written notice to Landlord, provided that such audit shall be accomplished within one (1) year following Tenant’s receipt of the Year-End Statement and at the expiration of such one (1) year period, Tenant shall have no further rights to audit the applicable Year-End Statement. Tenant’s Accountants shall be entitled to examine the books and records of Landlord for the applicable Lease year to the extent they are available at such time, which examination shall be conducted during the regular business hours of Landlord at the office where Landlord maintains such books and records. Tenant shall deliver to Landlord copies of all audits, reports or other results from its examination within fifteen (15) days after receipt thereof by Tenant. If the Tenant’s Proportionate Share of the Site Operating Costs has been overstated, then Landlord shall promptly reimburse to Tenant the amount of such overstatement. All costs incurred by Tenant for Tenant’s accountant shall be paid by Tenant; provided, however, that if the amount of any overstatement by Landlord is greater than five percent (5%) of the total Site Operating Costs for the period audited, then Landlord shall reimburse Tenant its actual, reasonable third party expenses related to the audit. Notwithstanding any pending dispute, Tenant shall continue to pay Landlord the amount of the estimated monthly deposits until such amount has been determined to be incorrect.
     10. Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the Rent payable to Landlord under this Lease and any franchise tax, excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such Rents from the Premises or any portion thereof shall be paid by Tenant or upon demand; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant. Tenant shall furnish to Landlord evidence of payment of any amount payable under this Paragraph before the same is due and shall furnish to Landlord, within ten (10) days after written demand by Landlord, proof of the payment of any other amount which is the obligation of Tenant hereunder. Tenant shall satisfy the requirements of any public or private incentives, abatements or other benefits awarded to Tenant or the Premises, so long as Tenant is aware or otherwise has knowledge of such requirements, and Tenant shall indemnify and hold Landlord harmless from any loss, cost or damage, including but not limited to reasonable attorneys fees resulting at any time during the Lease Term as a result of Tenant’s failure to satisfy such requirements. Incentives, abatements or other benefits awarded to Tenant shall belong to Tenant. If the real property tax on the Site increases, Landlord may or Tenant may, if reasonable grounds exist therefor, contest the real property tax on the Site. If Tenant’s contest of the real property taxes on the Site results in an increase in taxes on the Site or the Building, Tenant shall be responsible to pay the full amount of such increases until the termination of this Lease or until such taxes are subsequently reduced, whichever occurs first. If Tenant’s contest of the real property taxes on the Site results in a decrease in taxes, Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in connection with such contest, not to exceed the amount of any tax savings realized as a result of such contest. The costs Landlord incurs to contest real property taxes on the Site shall qualify as a Site Operating Cost, but not to exceed the amount of any tax savings realized as a result of such contest. Landlord hereby covenants and agrees that, in order to enable Tenant to timely contest any real property tax increase, Landlord shall provide copies of all annual notices of valuation received from the applicable taxing authority sufficiently in advance of the date by which any tax appeal or contest must be filed.
     11. Insurance.
          11.1 Landlord’s Insurance. Landlord shall at all times during the Lease Term carry, at its expense but as a Site Operating Cost, a policy of (a) general commercial liability insurance with respect to all common areas within the Site, including not less than $2,000,000.00 combined single limit for both bodily and property damage, and (b) property insurance which insures the Site and Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard special risk insurance policy at replacement cost; provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any Trade Fixtures (as hereinafter defined) installed by or paid for by the Tenant on the Premises or any additional improvements which Tenant may construct on the Premises, and Landlord shall not be liable for any loss or damage to such property, except to the extent arising from the gross negligence or willful misconduct of Landlord and its employees, agents, customer and invitees. If any Tenant-Alterations or Trade Fixtures made by Tenant pursuant to Section 16 result in an increase in the premiums charged during the Lease Term on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as Additional Rent after being separately billed therefor.
          11.2 Landlord’s Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless for, from and against, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant’s property as provided in Section 11.1) occurring in, or about the common areas, regardless of cause, except for that caused by the negligence of, intentional act or omission or breach of this Lease by Tenant and its employees, agents, customers and invitees. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgment, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith.
          11.3 Tenant’s Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the Lease Term carry, at its own expense, for the protection of Tenant, Landlord and Landlord’s management agent, as their interest may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:
     A. Worker’s Compensation — minimum statutory amount.
     B. Commercial General Liability Insurance, including not less than $2,000,000, combined single limit for both bodily and property damage.
     C. Special Risk Insurance, for the full cost of replacement of Tenant’s property.
     Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant may provide the insurance required hereunder through one or more blanket insurance policies covering the Premises and other locations of Tenant.
     Such insurance policy or policies shall name Landlord and Landlord’s management agent as additional insureds and shall provide that they may not be canceled on less than thirty (30) days’ prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverage. Should Tenant fail to carry such insurance and furnish

Landlord with such Certificates of Insurance within thirty (30) days of Tenant’s receipt of Landlord’s written request to do so, or if any such insurance is cancelled for any reason, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as Additional Rent.
     Notwithstanding anything contained herein to the contrary, so long as Tenant maintains a tangible net worth of at least $125 million, which net worth shall be evidenced by a certificate executed by a principal officer of Tenant, Tenant shall have the right to self-insure for Tenant’s liability and special risk insurance required to be insured pursuant to the terms of this Lease. Tenant shall notify Landlord in writing thirty (30) days prior to self-insuring any risk. To the extent Tenant self-insures any risk, the waiver of subrogation that would otherwise apply to Tenant’s insurer shall apply to Tenant. Lastly, if Tenant self-insures any risk, Landlord may request (and Tenant shall deliver) a certificate executed by a principal officer of Tenant showing Tenant’s current or most recent quarter-ending tangible net worth. If Tenant is a publicly traded company at the time Landlord requests a certificate regarding Tenant’s net worth, Tenant shall supply financial statements certified as correct by a principal officer of Tenant. Tenant shall not be required to deliver a certificate more often than two times each calendar year. Finally, Tenant shall immediately inform Landlord if Tenant’s tangible net worth falls below $125 million, and if Tenant’s tangible net worth falls below $125 million, Tenant shall, as promptly as possible (but in no event later than thirty (30) days after Tenant becomes aware that its tangible net worth has so declined), secure the insurance required by this Lease and provide a copy thereof to Landlord.
     Before commencing the construction of any repairs, alterations or improvements to the Premises, Tenant shall deposit with Landlord certificates of worker’s compensation insurance and liability insurance of Tenant’s general contractor, or if none, from each of Tenant’s independent contractors prior to the commencement of any work. Such contractors’ liability insurance shall be in an amount not less than $1,000,000 per occurrence, or such greater amount as Landlord may reasonably require from time to time, and shall name as additional insureds, Landlord, Landlord’s management company and Landlord’s lender. The liability insurance shall be on a general commercial liability form, shall cover all hazards related to any work performed by any such contractor on the Premises, and such additional insurance coverage shall apply as primary insurance with respect to any other insurance afforded to Landlord, Landlord’s management company and Landlord’s lender, and such policy will not seek contribution from any and all insurance afforded to Landlord, Landlord’s management company or Landlord’s lender, whether as additional insureds or otherwise.
          11.4 Tenant’s Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless for, from and against any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, or about the Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Section 11.1 and except to the extent caused by the gross negligence or intentional misconduct of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgment, settlements, costs, fees and expenses, including attorneys’ fees, incurred in connection therewith. Notwithstanding anything herein to the contrary, Tenant shall bear the risk of any loss or damage to its property as provided in Section 11.1.
In addition, if Tenant’s breach of this Lease effects an increase in the premiums payable by another tenant in the Building with respect to that tenant’s liability insurance or special risk insurance, which increase is evidenced by a certificate from that tenant’s insurance carrier provided by Tenant, then Tenant shall either reimburse the affected tenant for such increased premiums or reimburse Landlord if Landlord reimbursed the affected tenant such increase in premiums.
          11.5 Waiver of Subrogation. Landlord and Tenant hereby release each other and each other’s employees, agents, customers and invitees from any and all liability for any loss of or damage to property occurring in, on or about or to the Premises, the Site, the Building or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation against the other party. Because the provisions of this Section 11.5 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section 11.5 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this Section 11.5.
     12. Restoration. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises (“Damage Notice”). If the restoration time is reasonably estimated to exceed one hundred eighty (180) days, then either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than thirty (30) days after Landlord’s notice; provided that Landlord also terminates the leases of all other similarly-situated tenants in the Building. If the Premises are damaged by a fire or other casualty and: (a) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord; or (b) such damage occurs during the last two (2) years of the Lease Term, regardless of the extent of damage to the Premises; or (c) Landlord is required to pay any insurance proceeds arising out of such fire or casualty to Landlord’s mortgagee, then Landlord, in its discretion, may terminate this Lease upon written notice to Tenant no later than thirty (30) days after Landlord’s Damage Notice. If the damage occurs during the last two (2) years of the Lease Term and Landlord elects to terminate this Lease solely pursuant to clause (b) above, Tenant shall have the right to nullify Landlord’s termination notice by providing written notice to Landlord that it is electing to exercise its then next successive extension option. In addition, if the damage occurs during the last two (2) years of the Lease Term and Landlord does not elect to terminate this Lease pursuant to clause (b) above, then Tenant shall have the right to elect to terminate this Lease by written notice to Landlord but only if such damage materially and adversely affects Tenant’s ability to use the Premises for the purposes for which they are leased hereby, and such damage or destruction was not caused by Tenant, its sublessee(s), their agents, contractors or invitees, and Tenant and Landlord reasonably determines that, after the completion of repairs to and restoration of the Premises by Landlord, less than one (1) year will be remaining in the Lease Term. If Landlord does not elect to terminate this Lease or if Landlord reasonably estimates that restoration will take one hundred eighty (180) days or less (except in the event of termination by Landlord), then Landlord shall promptly restore the Premises to the condition existing immediately prior to such damage and destruction, excluding the Tenant-Made Alterations or Trade Fixtures and improvements paid for by Tenant whether or not installed by Landlord, subject to receipt of sufficient insurance proceeds, delays arising from the collection of insurance proceeds or from Force Majeure (as hereinafter defined) events. Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord. As part of its Additional Rent for Site Operating Costs, Tenant shall pay to Landlord with respect to any damage to the Building the amount of Tenant’s Proportionate Share of any commercially reasonable deductible maintained by Landlord under Landlord’s insurance policy within thirty (30) days after presentment of Landlord’s invoice. Base Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair. Additional Rent shall not abate during the period of repair and restoration unless Tenant is unable to utilize any portion of the Premises as a result of the damage or destruction which gave rise to the abatement of Base Rent, in which event Additional Rent shall also abate on a pro rata basis based on the untenantable portion until such time as the repairs are completed and the restored Premises are delivered by Landlord to Tenant.
If Landlord elects, or is required pursuant hereto, to repair and restore the Premises, and Landlord has failed to substantially complete such repair and restoration within one hundred eighty (180) days from the Damage Notice (subject to Force Majeure and Tenant-Caused Delay), then Tenant shall be entitled to provide notice of the failure thereof to Landlord. In the event Landlord thereafter fails to substantially complete such repair and restoration within sixty (60) days after Tenant’s delivery of notice to Landlord (subject to Force Majeure and Tenant-Caused Delay) (“Required Restoration Date”), then, in that event, Tenant shall have the right to elect to either of the following (which election must be made by a written notice delivered to Landlord no later than ten (10) business days after the Required Restoration Date): (a) immediately terminate this Lease upon written notice to Landlord, or (b) complete such repairs and restorations to the Premises as soon as reasonably possible after the Required Restoration Date (subject to Force Majeure), in which event Landlord shall make immediately available to Tenant (whether the funds are held by Landlord or an escrow agent) all insurance proceeds received by Landlord for the restoration of the Premises beyond the amount necessary to reimburse Landlord for the costs Landlord incurred in restoring the Premises, together with the deductible maintained by Landlord under Landlord’s insurance policy. Tenant shall be entitled to particular funds upon providing a written demand therefore that is accompanied by supporting documentation reasonably requested by Landlord or the escrow holder, which may include, but is not limited to, third party invoices and lien waivers. If such amounts are not paid over to Tenant within thirty (30) days of Tenant’s properly supported written request therefor, Tenant may offset the same, together with interest at a per-annum rate equal to Prime Rate plus ten percent (10%), from the next and subsequent installments of Base Rent payable under this Lease until the foregoing amount is fully offset. Notwithstanding the foregoing, Landlord’s obligation to pay over amounts under this Section 12 is subject to the rights of the then current lender of the Building.

If Tenant has failed to substantially complete such repair and restoration within one hundred eighty (180) days from the Required Restoration Date, Landlord may provide written notice to Tenant that Landlord will complete the work. In that case, Tenant shall reasonably cooperate with Landlord to promptly transition or terminate (as determined by Landlord), all third party contracts related to the work, and Landlord shall be entitled to access all remaining funds and Tenant shall reimburse Landlord the amount of the deductible actually paid to Tenant and not spent on the repair or restoration.
     13. Condemnation. If (a) substantially all of the improvements constituting a part of the Premises, or (b) all of the access points to the Site or the Premises, or (c) all but one access point to the Site (unless alternate access to the Site is provided to Tenant so at least two (2) Site access points exist at all times), or (d) a substantial portion of the truck parking spaces within the Site should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with the reasonable economic use of the Premises by Tenant for the Permitted Use or in Landlord’s reasonable judgment would materially interfere with or impair its ownership of the Premises, and in the case of taking access points or truck parking spaces such that Tenant’s use of the Premises is not materially and adversely effected, then either party upon written notice to the other party, may terminate this Lease and Rent shall be apportioned as of said date. If this Lease is not terminated as provided above, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. In the event of any such Taking, Landlord shall be entitled to receive the entire award, compensation or proceeds from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for moving expenses and damage to or loss of Tenant’s Trade Fixtures.
     14. Indemnification.
          14.1 Tenant Indemnification. Tenant will protect, indemnify and save harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of the occurrence or existence of any of the following during the Lease Term or thereafter (while Tenant is in possession of the Premises): (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any common areas, or any part thereof or occurring on or about the adjoining sidewalks, curbs, loading docks, stairs, vaults and vault space, if any, streets or ways as a result of or in connection with Tenant’s use or occupancy of the Premises, (b) any occupancy, use, nonuse or condition of the Site or any part thereof resulting from the use or occupancy of the Premises by Tenant, its sublessees, their agents or contractors or invitees, (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease, or (d) performance of any labor or services or the furnishing of any materials or other property, at the request of Tenant, its agents, employees or contractors. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord’s request, and at Tenant’s expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Tenant and reasonably approved by Landlord. The obligations of Tenant under this Paragraph shall survive any termination of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph.
          14.2 Landlord Indemnification. Landlord will protect, indemnify and save harmless Tenant for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon or incurred by or asserted against Tenant by reason of the occurrence or existence of any of the following during the Lease Term or thereafter (while Tenant is in possession of the Premises): (a) any accident, injury to or death of persons or loss of or damage to property occurring at the Site (but outside of the Premises) and arising from the negligence or willful misconduct of Landlord, and (b) any damage to the extent caused by any failure on the part of Landlord to perform or comply with any of the terms of this Lease. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Landlord, upon Tenant’s request, and at Landlord’s expense, shall resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by Landlord and reasonably approved by Tenant. The obligations of Landlord under this Paragraph shall survive any termination of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Landlord’s obligations under this Paragraph.
     15. Repairs.
          15.1 Tenant Repairs. Except as otherwise set forth in this Lease, Tenant, at its expense, shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Premises, and Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Premises in any way. In addition, Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Site caused by Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees and invitees, except to the extent covered by insurance hereunder. Any repair or replacement shall be performed at the Tenant’s expense by contractors approved by Landlord, or at Landlord’s option, by Landlord. Such repair and replacement obligation applies to capital expenditures and repairs whose benefit may extend beyond the Lease Term. Heating, ventilation and air conditioning (“HVAC”) systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. In the event that Tenant is required to replace any HVAC unit during the term of this Lease, then the cost of such unit shall be amortized over its useful life as determined in accordance with generally accepted accounting principles, as reasonably determined by Landlord, and if such useful life extends beyond the term of this Lease and all Extension Terms, Landlord shall, upon the termination of this Lease, reimburse Tenant for the unamortized costs of such HVAC unit upon the date of termination. If Tenant fails to perform any repair or replacement for which it is responsible within thirty (30) days after receipt of written notice from Landlord to do so, Landlord may perform such work and be reimbursed by Tenant within thirty (30) days after written demand therefor. Subject to the Restoration and Condemnation Paragraphs, and any other applicable provisions of this Lease, Tenant shall bear the full cost of any repair or replacement to any part of the Premises that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises. If any present or future improvements to the Premises are made or authorized to be made by Tenant, its agents or employees, and such improvements shall encroach upon any property or street adjacent to the Premises, or shall violate any agreement or condition contained in any restrictive covenant affecting or applicable to the Premises, or shall impair the rights of others under any easement or right-of-way to which the Premises are subject, then as soon as reasonably possible after written request of Landlord, Tenant, at its cost and expense, shall take such action as shall be necessary to remove such encroachments or end such violation or impairment. Notwithstanding the foregoing, Tenant shall not be required to remove any such encroachments if Tenant has or obtains such easements, licenses or similar rights as may be necessary to permit such encroachments to remain.
          15.2 Landlord Repairs. Landlord shall maintain, at its expense, the structural soundness of the roof, foundations, and exterior walls of the Site and all common areas within the Site in good repair, reasonable wear and tear and damages caused by Tenant, its agents and contractors excluded; provided, however, that Landlord’s costs of maintenance and repair of the common areas may be included within Site Operating Costs as provided and subject to the limitations thereon set forth in Section 9 above; and provided, further, that Landlord shall also make all such repairs and restorations which may be required as a result of any patent or latent defects in Landlord’s Work pursuant to Landlord’s warranty set forth in Section 6 of Exhibit “B”. The term “walls” as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to repair; provided, however, that Landlord shall in any event have commenced and diligently pursue all such repairs to completion within thirty (30) days after receipt of Tenant’s written notice therefor; provided, further, that if such repairs are not capable of being completed within said 30-day period, then Landlord shall have such additional period of time as may be reasonably necessary to complete such repairs so long as Landlord commences such repairs within said thirty (30) day period and diligently pursues such repairs to completion. If the repairs required to be made by Landlord materially and adversely affect Tenant’s use of the Premises for its Permitted Use and Tenant’s notice clearly and conspicuously labels the repair a “Critical Repair” and summarizes the requirements of this Section, Landlord shall commence and diligently pursue such repairs to completion within five (5) business days after receipt of the foregoing written notice from Tenant and, if Landlord fails to commence and diligently pursue such repairs within said five (5) business day period, Tenant shall have the right to elect to perform such repairs on behalf of Landlord, the actual, reasonable costs of which shall be reimbursed by Landlord to Tenant within thirty (30) days after Landlord’s receipt of a written invoice or statement therefor from Tenant and, if such costs and expenses are not so reimbursed to Tenant within said 30-day period, Tenant shall have the right to offset the same, together with interest at a per-annum rate equal to the Prime Rate plus ten percent (10%), from the next and subsequent installments of Base Rent payable under this Lease until the foregoing amount is fully offset.
     16. Tenant-Made Alterations and Trade Fixtures. Tenant may make interior alterations and improvements to the Premises that are not structural or mechanical in nature and will not diminish the value of the Premises as of the expiration of the Lease Term. Any alterations and improvements desired to be made to the Premises by Tenant which are structural or mechanical in nature, which would diminish the value of the Premises as of the expiration of the Lease Term, or which require the issuance of a building permit by any applicable governmental entity, may be made only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding anything contained herein to the contrary, but subject to the restrictions and limitations set forth in Section 4 above, Landlord consents to: (i) interior, non-structural changes by Tenant that do not effect any of the structural elements of the Building (including, but not limited to, the roof, floor or columns) or overload the floor or exceed the capacity or allocation of utilities to the Premises; and (ii) cosmetic changes by Tenant without any limitation, subject to the other terms and conditions of this Lease. Tenant shall provide Landlord prompt written notice prior to commencing any changes pursuant to (i) in the foregoing sentence with a collective cost of more than $100,000. A failure to comply with the foregoing notice obligations will result in an Event of Default if Tenant fails to provide such notice within the Notice and Cure period provided in Section 22.G of this Lease. Any alterations or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall become part of the Premises. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction- of the Premises. Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements set forth above. Tenant, at its expense, shall remove its Trade Fixtures and shall immediately repair any damage caused by such removal, prior to the expiration or earlier termination of this Lease; provided, however, that in the event this Lease is terminated due to Tenant’s default, any Trade Fixture or equipment purchased by Tenant with an allowance from Landlord shall remain the property of Landlord, except for any Trade Fixtures or equipment Landlord directs Tenant to remove. Notwithstanding anything in the foregoing, implied or expressed to the contrary, Landlord has not consented to any work that would permit the making of any claim against Landlord or the Premises in respect thereof. Landlord shall be entitled to post on or about the Premises notices of non-responsibility pursuant to all applicable laws, regulations and building codes. Tenant agrees that any alterations or improvements it makes to the Premises shall be constructed in accordance with applicable laws, including the fire code, and any additional requirements of Landlord’s insurance carrier in order to maintain the then-current level and type of insurance without otherwise causing an increase in premium due to the quality or type of construction or fire suppressant system. If Tenant fails to meet the foregoing obligation and Landlord’s or another tenant in the Building’s insurance premiums increase as a result of that failure, Tenant shall be responsible to reimburse Landlord or the other tenant (as applicable) the amount of the increase in insurance premiums attributable to the failure.
     17. Signage. Landlord and Tenant intend that Tenant shall have the right to the maximum available signage that applicable governmental entities will allow for the Building,

including signage at the top of the Building, entryway and employee entrance signage and truck directional signage (including a sign at the Southwest entrance directing truck traffic to other entrances) to the Premises, based on the portion of the Building then leased to Tenant. If any of the access points to the Site are subject to a Taking, Tenant shall have the right to install additional truck directional signage reasonably necessary to ensure drivers of trucks know the appropriate route(s) to access Tenant’s facility. All exterior signs shall be subject to Landlord’s reasonable approval and conform in all respects to Landlord’s reasonable requirements and to all applicable covenants, restrictions and government regulations. Landlord hereby expressly approves of Tenant’s sign plans and specifications proposed for the Premises which are set forth in Exhibit “F” attached hereto and incorporated herein by this reference; provided, however, that such approval is subject to Tenant’s compliance with all applicable government regulations. Such signage license is personal to Tenant and may not be assigned or transferred except in connection with a permitted assignment of this Lease. Such signage license shall automatically terminate upon the termination or expiration of this Lease. Tenant shall be responsible for the cost of the design, permitting, fabrication, installation and maintenance of all Tenant exterior signage, including power distribution if desired by Tenant. Tenant shall remove all Tenant exterior signage at the expiration or termination of this Lease and shall cause any damage to the Building area where the sign was located to be fully repaired.
     18. Assignment and Subletting. Without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect; provided, however, that Landlord’s prior consent shall not be required in connection with any of the following (provided Tenant shall still provide Landlord with prior written notice and shall promptly provide Landlord with any information on the Assignee or the transaction as Landlord may reasonably request):
     (a) The public or private offering of stock in Tenant;
     (b) An assignment in connection with the sale of all or substantially all of Tenant’s assets to a corporation or other entity whose tangible net worth satisfies Landlord’s then applicable requirements for leases of premises within the Site of a size and nature of use consistent with the Premises;
     (c) An assignment of this Lease or sublease of the Premises to a parent, or subsidiary or other affiliate of Tenant or to the surviving entity in the event of any merger or consolidation involving Tenant; or
     (d) Subleases of portions of the Premises (not to exceed twenty-five percent (25%) of the area of the Premises in the aggregate) to licensees, vendees or independent contractors of Tenant in the ordinary course of Tenant’s business.
     If Landlord’s consent is required hereunder, Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease, not to exceed an amount equal to $1,000.00 per request. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings); provided, however, that in the event any such assignee has a tangible net worth at the time of the assignment of $150,000,000.00 or more and positive net earnings for the preceding three (3) calendar quarters (with such financial information evidenced by such documentation as may be reasonably requested by Landlord), then Tenant shall be released from all future duties and obligations under this Lease from and after the effective date of such assignment. In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant after deduction of Tenant’s reasonable costs incurred in connection therewith. Without in any way limiting Landlord’s right to refuse to consent to any assignment of this Lease or sublease of the Premises, if Landlords consent is required hereunder, Landlord reserves the right to refuse to give such consent if in Landlord’s opinion (i) the Premises may be materially and adversely affected in any way; (ii) the business reputation of the proposed assignee or subtenant is unacceptable in the community in which the Premises is located; or (iii) the financial worth or creditworthiness of the proposed assignee is less than that which would be reasonably acceptable to Landlord if it were to enter into a new lease for the Premises directly with such assignee.
     If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding Paragraph, apply the amount collected to the Rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent for application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations hereunder. Tenant hereby acknowledges and agrees that any rejection by Tenant of the Lease in any bankruptcy case shall constitute a termination of the Lease, which event shall also terminate any sublease of the Premises, whether in part or in whole. Notwithstanding any such rejection, in the event that Tenant continues to occupy the Premises after such rejection, the parties agree that the most current Rent, as defined hereunder, shall and does constitute the reasonable value for the occupancy of the Premises.
     19. Inspection and Access. Landlord and its agents, representatives and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose; provided, Landlord shall take all reasonable measures necessary to avoid or reduce any adverse affect on Tenant’s use of the Premises resulting from such access and activity. Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may, during the last year of the Lease Term, erect a suitable sign on the Premises stating the Premises are available to let or for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Site, provided that no such easement, dedication, designation or restriction materially interferes with Tenant’s use or occupancy of the Premises or the common areas of the Site or causes an increase in Tenant’s costs of operation within the Premises. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.
     20. Surrender. Upon the expiration of the Lease Term or earlier termination of Tenants right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by the Restoration and Condemnation Paragraphs excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, and obligations concerning the condition and repair of the Premises. Any property, fixtures or equipment purchased, in part or in whole, with monies from Landlord, whether such monies are paid directly by Landlord or result from a Tenant allowance under the Lease, belongs to and is property of Landlord and shall remain on the Premises, unless Landlord directs Tenant otherwise to remove such items, in which event Tenant shall promptly remove such items at Tenant’s sole cost and expense.
     21. Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be, at Landlord’s will, subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.
     22. Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:
     A. Tenant shall fail to pay any installment of Base Rent, Additional Rent or any other payment required herein when due; provided that, for the first such occurrence within any twelve (12) month period, Landlord shall first provide Tenant with written notice of such payment default and such first occurrence shall not constitute an Event of Default unless the amount due is still outstanding ten (10) days after Tenant’s receipt of the written notice from Landlord.

     B. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).
     C. Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease, and such insurance is not replaced by Tenant as soon as reasonably possible, but in no event later than thirty (30) days after cancellation, termination or expiration with insurance otherwise in compliance with this Lease in accordance with any applicable notice and cure period. Landlord agrees that it will not terminate the Lease for Tenant’s failure to comply with this subsection 22.C. until Landlord has provided Tenant with written notice of Tenant’s failure to comply with this subsection and Tenant has failed to cure the default within thirty (30) days after receipt of the notice; provided, if such default cannot be cured within said thirty (30) day period, then if Tenant commences and diligently pursues a cure until the default is cured within that thirty (30) day period, Landlord may not terminate this Lease for Tenant’s failure to comply with this subsection.
     D. [Intentionally deleted.]
     E. Tenant’s assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.
     F. Tenant shall fail to discharge or bond over (in a manner that fully discharges the lien from the Premises) any lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant receives written notice that the lien or encumbrance has been filed against the Premises. Landlord agrees that it will not terminate the Lease for Tenant’s failure to comply with this subsection 22.F. until Landlord has provided Tenant with written notice of Tenant’s failure to comply with this subsection and Tenant has failed to cure the default within thirty (30) days after receipt of the notice; provided, if such default cannot be cured within said thirty (30) day period, then if Tenant commences and diligently pursues a cure until the default is cured within that thirty (30) day period, Landlord may not terminate this Lease for Tenant’s failure to comply with this subsection.
     G. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 22, and such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default; provided, that if such default cannot be cured within said thirty (30) day period, then if Tenant fails to commence within that thirty (30) day period and diligently pursue a cure until the default is cured, then it shall not qualify as an Event of Default.
     The parties agree that any notice of an Event of Default shall clearly and conspicuously state that it is a notice concerning an Event of Default.
     23. Landlord’s Remedies. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election terminate this Lease or Tenant’s right of possession (but Tenant shall remain liable as hereinafter provided), and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to reenter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.
     If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: (i) all Base Rent, Additional Rent and all other amounts accrued hereunder to the date of such termination; (ii) the cost of reletting the whole or any part of the Premises, including without limitation, brokerage fees and/or leasing commissions incurred by Landlord, costs of removing and storing Tenant’s or any other occupant’s property, costs of repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants; (iii) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and (iv) the then present value of the Base Rent, Additional Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, less any amounts reasonably obtained by Landlord as a result of mitigation pursuant to Legal Requirements. Such present value shall be calculated at a discount rate equal to the 90-day U. S. Treasury bill rate at the date of such termination.
     If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable without notice to Tenant. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys’ fees and costs of suit), the unpaid Base Rent, Additional Rent and other amounts accrued hereunder at the time from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
     Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof.

The failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law, or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms “enter,” “reenter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premise shall be on such terms and conditions as Landlord in its sole discretion may determine (including, without limitation, a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting. Notwithstanding the foregoing, Landlord shall use reasonable efforts to mitigate its damages in accordance with Legal Requirements.
     24. Limitation of Liability of Landlord. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless a shorter cure period is expressly provided in this Lease, in which event the shorter period shall apply, and unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder except as otherwise expressly set forth in this Lease. All such obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter, provided that Landlord’s successor assumes this Lease in writing. The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. IN NO EVENT SHALL TENANT BE ENTITLED TO CONSEQUENTIAL OR INCIDENTAL DAMAGES SHOULD LANDLORD BE FOUND LIABLE FOR AN UNCURED DEFAULT OR FAILURE TO MEET ITS OBLIGATIONS HEREUNDER.
     25. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN

LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
     26. Subordination. So long as Tenant is provided with a Subordination, Nondisturbance and Attornment Agreement substantially in the form to be agreed to by Landlord and Tenant no later than thirty (30) days after the execution of this Lease (which form shall then be attached as Exhibit “G”) this Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant’s obligation to pay Rent is conditioned on Tenant’s receipt on or before the Commencement Date of a Subordination, Nondisturbance and Attornment Agreement executed by Landlord and its lender. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust. Upon request by Tenant, Landlord will obtain and deliver to Tenant a nondisturbance agreement from Landlord’s then existing mortgagee (if any) for the benefit of Tenant, in form and substance substantially in accordance with Exhibit “G” attached hereto and incorporated herein by reference.
     27. Mechanic’s Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in the Site or the Premises or to charge the Rent payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will indemnify and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Site or the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Site or the Premises and cause such lien or encumbrance to be discharged (or bonded over in a manner that fully discharges the lien from the Site and the Premises) within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

     28. Estoppel Certificates.
          28.1 Tenant agrees, from time to time, within ten (10) business days after written request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which Rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the expiration date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Landlord’s written request shall clearly and conspicuously state that Tenant shall be subject to a $[***] per business day penalty if the certificate is delivered late. Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease. If Tenant does not execute and deliver the estoppel certificate as requested within the time provided, Tenant shall be obligated to pay Landlord a penalty of $[***] per business day thereafter for each business day the certificate is late.
          28.2 Landlord agrees within ten (10) business days after written request of Tenant, to execute and deliver to Tenant, or Tenant’s designee, any estoppel certificate requested by Tenant, stating that this Lease is in full force and effect, the date to which Rent has been paid, that, to Landlord’s actual knowledge, Tenant is not in default hereunder (or specifying in detail the nature of Tenant’s default) and the expiration date of this Lease. Tenant’s written request shall clearly and conspicuously state that Landlord shall be subject to a $[***] per business day penalty is the certificate is delivered late. If Landlord does not execute and deliver the estoppel certificate as requested within the time provided, Landlord shall be obligated to pay Tenant a penalty of $[***] per business day thereafter for each business day the certificate is late.
     29. Environmental Requirements. Except for Hazardous Materials contained in products used by Tenant in de minimis quantities for ordinary cleaning purposes in compliance with Environmental Requirements (as hereinafter defined), and except for Tenant’s cosmetics products, fragrances, nail polish removers, deodorants and aerosols which are stored within the Premises as part of Tenant’s Permitted Use (which shall be stored, handled and transported to and from the Premises in accordance with all applicable Environmental Requirements), Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises except in compliance with all applicable Environmental Requirements. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and shall remediate as and to the extent required by all applicable Environmental Requirements any Hazardous Materials released on, under, to or from the Premises by Tenant, its sublessees, their agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as reasonably requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises. The term “Environmental Requirements” means all applicable past, present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency

[***]:	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

regulating or relating to health, safety or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource and Conservation Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term “Hazardous Material(s)” means and includes (i) any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Requirements; (ii) asbestos; (iii) petroleum, including crude oil or any fraction thereof and (iv) natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its sublessees, their agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting or produced therefrom. In connection with such use of Hazardous Materials, Tenant shall comply with all Legal Requirements and shall be responsible for and indemnify Landlord with respect to all matters arising as a result of such use. Tenant shall notify Landlord, in writing, of any new Hazardous Materials it intends to use on the Premises, which items shall be subject to Landlord’s reasonable prior approval.
     Tenant shall indemnify, defend, and hold Landlord harmless for, from and against any and all losses (including, without limitation, diminution in value of the Premises and loss of rental income from the Premises), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action or cleanup expenses), and costs (including, without limitation, reasonable attorneys’ fees, consultant fees or expert fees and including, without limitation removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 29, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of Tenant’s failure to comply with all Environmental Requirements or any other breach of the requirements under this Paragraph by Tenant, its sublessees, their agents, employees, contractors, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance; provided, however, Tenant’s indemnification obligations shall not extend to cover damages to the extent arising from Landlord’s failure to comply with Environmental Requirements or from the existence of Hazardous Materials within the Site as of the Fixturing Entry Date, provided Tenant’s indemnification obligations shall extend to cover damages arising from Tenant’s failure to comply with Environmental Requirements for preexisting Hazardous Materials after Tenant’s discovery of (a) any preexisting Hazardous Materials, or (b) Landlord’s failure to comply with any Environmental Requirements. The obligations of Tenant under this Paragraph shall survive any termination of this Lease. Notwithstanding the foregoing, Tenant shall have no responsibility in connection with any preexisting Hazardous Materials in the Premises or within the Site and, in connection therewith, Landlord hereby represents and warrants to Tenant that, to the best of Landlord’s actual knowledge, there are no existing Hazardous Materials within the Premises or the Site.
     Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Should it be determined, in Landlord’s reasonable opinion, that Hazardous Materials are being stored, used, or disposed of in the Premises in violation of any applicable Environmental Requirement, then Tenant shall immediately take such corrective action as may be required pursuant to such Environmental Requirements and, if Tenant shall fail to take such corrective action in accordance with all applicable Environmental Requirements within the sooner of (i) the time frame required pursuant to such Environmental Requirements and (ii) three (3) business days, Landlord shall have the right to perform such work and Tenant shall promptly reimburse Landlord for any and all costs paid by Landlord in connection with said work. If at any time during or after the Lease Term, the Premises or Building are found to be so contaminated or subject to said conditions as a result of Tenant’s breach of the terms of this Lease, Tenant shall diligently institute proper and thorough cleanup procedures at Tenant’s sole cost. Before taking any action to comply with Environmental Requirements or to clean up Hazardous Materials contaminating the Premises or Building, Tenant shall submit to Landlord a plan of action, including any and all plans and documents required by any Environmental Requirements to be submitted to a governmental authority (collectively a “plan of action”). Such plan of action must be implemented by a licensed environmental contractor. Before Tenant begins the actions necessary to comply with Environmental Requirements or to clean up contamination from Hazardous Materials, Landlord must have (a) approved the nature, scope and timing of the plan of action, and (b) approved any and all covenants and agreements to effect the plan of action; provided, however, that any plan of action which is approved by any applicable environmental agency pursuant to any applicable Environmental Requirement shall be deemed to satisfy Landlords requirements with respect thereto. Landlord hereby agrees that it will use commercially reasonable efforts to require the same or substantially the same covenants with respect to the use, storage and transportation of Hazardous Materials from all tenants within the Site as are set forth in this Lease.
     Tenant understands and acknowledges that Landlord makes no warranty or representation of any kind, express or implied, regarding the presence or absence of mold, or regarding the effectiveness of any architectural or engineering fixture or design for reducing the presence, effect or growth of mold. Tenant shall, on a monthly basis, inspect all locations within the Premises to determine whether any mold is present. Tenant shall be solely responsible for taking reasonable measures necessary to prevent mold within the Premises. Tenant shall promptly take reasonable measures to prevent the accumulation of moisture on any surfaces and to avoid mold growth. Tenant shall take all reasonable measures to kill mold located in the Premises, except to the extent covered by Landlord’s warranty set forth in Section 6 of Exhibit “B”. Tenant shall promptly notify Landlord in the event Tenant discovers mold on any surface. Landlord and Tenant hereby specifically agree that Landlord shall not be responsible for any property damage, personal injury, loss of income, emotional distress, death, loss of use, loss of value or adverse health effects resulting from mold accumulation regardless of the cause of such accumulation, excluding only Landlord’s gross negligence and willful misconduct.

     Landlord shall indemnify, defend and hold Tenant harmless for, from and against any and all losses, claims, damages, actions, suits, expenses and costs (including, without limitation, reasonable attorney fees and court costs) incurred by Tenant and arising as a result of (i) the existence of any Hazardous Materials within the Site as of the Fixturing Entry Date; (ii) Landlord’s use, disposal, transportation or storage of Hazardous Materials within the Site in violation of any applicable Environmental Requirements.
     30. Force Majeure. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, unusual weather, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party (“Force Majeure”). The foregoing shall not apply to the obligation to pay Rent.
     31. Entire Agreement. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.
     32. Severability. Each provision contained in this Lease shall be construed to be separate and independent and the breach of any provision by Landlord shall not discharge or relieve Tenant from Tenant’s obligation to observe and perform each of its obligations under this Lease. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
     33. Brokers. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than of Mark Krison of CB Richard Ellis (“Landlord’s Broker”), whose commission shall be paid by Landlord, and Brad Anderson and Bob Crum of CB Richard Ellis (“Tenant’s Brokers”), who shall be paid a portion of the commission payable to Landlord’s Broker, pursuant to their separate agreement. Landlord and Tenant agree to indemnify and hold each other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord or Tenant, as applicable, with regard to this leasing transaction.
     34. Quiet Enjoyment. Tenant, if and so long as it pays the Rent and performs and observes the other terms and covenants as provided in this Lease, shall have the peaceable and quiet possession of the Premises during the Lease Term free of the claims of Landlord or anyone claiming by, through or under Landlord, subject to the terms of this Lease.

     35. Miscellaneous.
          35.1 Any payments or charges due from Tenant to Landlord hereunder shall be considered Rent for all purposes of this Lease.
          35.2 If and when included within the term “Tenant”, as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.
          35.3 All notices required or permitted to be given under this Lease shall be in writing and shall be sent by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses specified in the Basic Lease Terms and Information section of this Lease. Notice shall be deemed given by facsimile if sent to the facsimile number(s) set forth in the Basic Lease Terms and Information section (as they may be changed from time to time by written notice to the other party), the sender has proof that the facsimile was successfully received, and the sender deposits the notice on the same day the facsimile is sent with a overnight courier prepaid and for overnight delivery on the next possible date. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.
          35.4 Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.
          35.5 At Landlord’s request (which shall occur no more frequently than once each calendar quarter (unless the financial condition or actions of Tenant reasonably suggest to Landlord that it should confirm Tenant’s financial conditional more frequently)), Tenant shall furnish Landlord with true and complete copies of the most recent annual and quarterly income statements and balance sheets for Tenant as certified by Tenant, or for any assignee or subtenant of Tenant, and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Building or Site. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.
          35.6 This Lease shall not be filed in any public record. Upon the request of either party, the parties shall execute and file a memorandum of lease, which shall not disclose any of the financial terms of this Lease.
          35.7 Landlord and Tenant hereby acknowledge and agree that each party hereto (i) is of equal bargaining strength, (ii) has actively participated in the drafting, preparation and negotiation of this Lease, (iii) has consulted with such party’s own independent counsel, and such other professional advisors as such party has deemed appropriate, relative to any and all matters contemplated under this Lease, and (iv) agree that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Lease or any exhibits or amendments hereto. This Lease shall not be more strictly enforced against either party regardless of who was more responsible for its preparation.
          35.8 Landlord and Landlord’s affiliates may use the Tenant or Tenant’s affiliate’s logo and trademark in Landlord’s and Landlord’s affiliates’ marketing materials as part of a list of Landlord’s and Landlord’s affiliates’ customers.
          35.9 The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.
          35.10 Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.
          35.11 Construction and interpretation of this Lease shall be governed by the laws of the state in which the Premises are located, excluding any principles of conflicts of laws.
          35.12 Time is of the essence as to the performance of Tenant’s obligations under this Lease.
          35.13 All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.
     36. Right of First Refusal. Provided there is not then an existing uncured Event of Default by Tenant, and not in limitation of Tenant’s rights with respect to the Expansion Premises as set forth in Section 37 below, Tenant shall have a right of first refusal to lease any space physically adjacent to the Premises within the Building (“ROFR Space”). Upon receipt of a bona fide written offer, letter of intent or term sheet from a third party that Landlord intends to accept, Landlord will inform Tenant in writing of said offer and all material terms, which shall not include confidential information concerning the third party (the “Material Terms”). Tenant shall then have seven (7) business days after receipt of Landlord’s notification in which to enter into a binding letter of intent with Landlord to lease the ROFR Space on the same terms and conditions to which the third party has agreed or upon alternative terms mutually acceptable to Landlord and Tenant. If Tenant has not executed a mutually agreeable binding letter of intent with respect to the ROFR Space within seven (7) business days after Tenant’s receipt of Landlord’s notification, Landlord may then enter into a lease with the third party on terms that are not materially different from the Material Terms. The parties agree that Base Rent that is within 95% of the Base Rent included in the Material Terms and/or a lease term that is not one (1) year shorter than proposed in the Material Terms is not materially different. If Landlord then offers such third party terms that are materially different from the Material Terms, Tenant shall again have the right to exercise its right of first refusal hereunder. Tenant’s right of first refusal shall not apply to space within the Building that is not physically adjacent to the Premises.

     37. Expansion Premises. Landlord grants to Tenant a one-time option to expand the Premises to include approximately one hundred thousand (100,000) square feet of additional space inside the Building (“Expansion Premises”). Landlord has the flexibility to determine the actual size and configuration of the Expansion Premises (and Landlord may configure the Expansion Premises in such a way as to not adversely effect the ability to lease the remaining portion of the Building on commercially reasonable terms); provided, however, the following factors must be met as a condition to an acceptable configuration:
     (i) The Expansion Premises must be adjacent to the original Premises;
     (ii) The Expansion Premises must allow for a minimum of 1.975 doors per 10,000 square feet +/- a total of five (5) doors; and
     (iii) The demising wall between the Expansion Premises and the adjacent space within the Building shall not have more than two (2) ninety degree (90°) angles.
     Attached to this Lease as Exhibits “I-1” through “1-4” are proposed configurations of the Expansion Premises which are deemed to be acceptable to Tenant and satisfy the above conditions. Such examples are intended only to show potential acceptable configurations and as such, are to be utilized as reference only and shall not be deemed to limit the ability of Landlord to deliver the Expansion Premises in other configurations so long as they substantially and in all material respects satisfy the above conditions. If Tenant desires to exercise its right to expand the Premises to include the Expansion Premises, Tenant shall provide Landlord written notice of its intent no later than twelve (12) months prior to the date Tenant desires to expand into the Expansion Space. Landlord shall then inform Tenant whether the Expansion Space is available on the date Tenant desires to expand into the Expansion Space. If so, Landlord shall inform Tenant in writing as to the actual dimensions and location of the Expansion Premises, which shall conform to the requirements set forth above. If not, Landlord will inform Tenant when the Expansion Premises will become available which date shall in no event be later than the eighty-four (84) months after the Commencement Date. Tenant’s right to expand into the Expansion Premises shall exist for a limited period, beginning on the date that is sixty (60) months after the Commencement Date and ending on the date that is the eighty-four (84) months after the Commencement Date (“Expansion Premises Period”). If Tenant provides Landlord with proper notice of Tenant’s intent to expand into the Expansion Premises during the Expansion Premises Period, Landlord shall ensure that the Expansion Premises is available to Tenant for expansion at some time during the Expansion Premises Period.
     If Tenant properly exercises the expansion option granted pursuant to this Section, then Landlord shall deliver the Expansion Premises to Tenant on a date determined by Landlord during the Expansion Premises Period in its then-current, “as is” condition (such date being the “Expansion Premises Date”); provided, however, that if the Expansion Premises contains interior tenant improvements in addition to the “Base Building” improvements, then Landlord shall demolish all such additional improvements, if and to the extent requested by Tenant in writing, at Landlord’s cost and expense; provided, further, that Landlord shall not be obligated to demolish or remove any such improvements which do not materially and adversely affect the Tenant’s use of the Expansion Premises, provided that the value of such improvements shall not be included for the purposes of determining the Market Rate rent for the Expansion Premises). Beginning on the Expansion Premises Date, the original term of this Lease for the Premises, including the original Premises, as it may have previously been expanded, and the Expansion Premises, shall be extended such that the original term of this Lease shall expire on the date that is the five (5) year anniversary of the Expansion Premises Date (“Extended Original Term”), and such extension shall be deemed to be an exercise of one (1) of Tenant’s Options to Renew under Section 38. Prior to the Expansion Premises Date, Landlord may lease the Expansion Premises to a third party or put it to any other use; provided, however, that any lease of the Expansion Premises shall not extend past the end of the Expansion Premises Period unless Tenant has affirmatively elected in writing to waive the expansion right granted in this Section or Tenant has failed to properly exercise the expansion option granted in this Section. Landlord shall not be in default under this Lease if Landlord is unable to deliver the Expansion Premises during the Expansion Premises Period due to the wrongful act of a third party, including a tenant holding over on a lease that includes the Expansion Premises. In that case, Landlord shall be obligated to use commercially reasonable efforts to deliver the Expansion Premises to Tenant as soon as possible, and the Expansion Premises Date shall be the date that Landlord actually delivers the Expansion Premises to Tenant.
     No later than fifteen (15) months prior to the date Tenant desires to expand into the Expansion Space, Tenant may (but is not obligated to) make a written request to Landlord to provide Tenant with Landlord’s proposed Market Rate (as that term is defined below) for the Expansion Premises on the Expansion Premises Date. If Tenant makes such a request, Landlord shall furnish Tenant with Landlord’s proposed Market Rate (as well as copy of any third party, non-confidential information Landlord used in determining the proposed Market Rate) no later than thirty (30) days after Landlord’s receipt of Tenant’s written request. If Tenant properly exercises the expansion option pursuant to this Section, then prior to the date Tenant is required to identify an appraiser (as set forth in this Section) Tenant may (but is not obligated to) provide Landlord with written notice that Tenant accepts the proposed Market Rate as the Market Rate for the Expansion Space, in which case that shall be the Market Rate. If Tenant does not provide Landlord with a written notice that Tenant accepts the proposed Market Rate as the Market Rate for the Expansion Space during the time period specified in the foregoing sentence, the parties shall either negotiate a mutually agreeable Market Rate, or if they are unable to do so, the parties shall pursue the appraisal process outlined in this Section. The Market Rate and related information provided by Landlord to Tenant under this paragraph shall be treated as confidential by Tenant, shall not be disclosed by Tenant to any third party and shall not be used by Tenant or any appraiser to advocate for or set the Market Rate.
     Beginning on the Expansion Premises Date, the Base Rent under the Lease for the Expansion Premises only shall equal a fair market rental rate for the Expansion Premises (including a market tenant allowance for the Expansion Premises, the costs to be incurred by Landlord to prepare the Expansion Premises for Tenant (including demolition costs) and applicable commissions) taking into account the current “as is” condition (“Market Rate”), which shall be determined within thirty (30) days after Landlord informs Tenant as to the projected Expansion Premises Date. If Landlord and Tenant, acting in good faith, cannot agree on a Market Rate for the Expansion Premises for the Extended Original Term within the above-stated thirty (30) day period, then Tenant shall provide Landlord with written notice of the name of an appraiser selected by Tenant to determine the Market Rate for the Expansion Premises. Within fifteen (15) days after Tenant provides such notice, Landlord shall provide written notice to Tenant of the name of an appraiser selected by Landlord to determine the Market Rate for the Expansion Premises. The two appraisers shall then jointly determine the Market Rate for the Expansion Premises for the Extended Original Term and provide a written report of same to Landlord and Tenant. If the two appraisers cannot agree on a Market Rate within fifteen (15) days after Tenant receives notice from Landlord identifying its appraiser, then the two appraisers shall jointly select a third appraiser, which third appraiser shall solely determine the Market Rate for the Expansion Premises for the Extended Original Term and provide a written report of same to Landlord and Tenant within thirty (30) days of his or selection. Such determination of the Market Rate by the third appraiser shall be binding on Landlord and Tenant. Each party shall pay the cost of its appraiser and one-half (1/2) the cost of the third appraiser. The appraisers shall be M.A.I. appraisers unless Landlord and Tenant otherwise agree in writing. If Landlord fails to choose an appraiser as provided above, then the appraiser chosen by Tenant shall be deemed to be acceptable to Landlord. If Tenant fails to choose an appraiser as provided above, then the appraiser chosen by Landlord shall be deemed to be acceptable to Tenant.
     Beginning on the Expansion Premises Date, the Premises for all purposes under this Lease shall include the original Premises and the Expansion Premises.
     The exercise of the option to expand the Premises to include the Expansion Premises is Tenant’s sole responsibility. If Tenant does not exercise the option to expand the Premises to include the Expansion Premises within the Expansion Premises Period allowed, the option shall be null, void and of no further force or effect.
     Once the Market Rate is set, the Base Rent shall be a blended rate that reflects the Base Rent for the Premises, as well as the Base Rent for the Expansion Premises, and Tenant’s Proportionate Share of Operating Expenses shall increase to include the space in the Expansion Premises. Increases in the blended Base Rent shall continue through the Extended Original Term as provided under the Initial Term and shall apply to the Base Rent for the Premises and the Expansion Premises.
     38. Option To Renew. Landlord grants to Tenant an option to extend the Lease Term for three (3) additional terms of five (5) years each (the “Extended Term”), commencing on the expiration date of the original Lease Term, upon the same terms and conditions as set forth in this Lease, except as provided in this Section with respect to Base Rent; provided, however, that no Event of Default by Tenant has occurred that has not been cured at any time such option is to be exercised. The Base Rent for the Extended Term shall equal the Market Rate for the Premises in “as is” condition, which shall be determined within thirty (30) days after Tenant exercises its option to extend the Lease Term. The Base Rent shall be determined for the entire Premises, including the Expansion Premises, if applicable. The Base Rent may be adjusted upwards, but in no event shall be adjusted downwards from the preceding year’s Base Rent, based on the determination of the Market Rate applicable to the Premises. The Base Rent for the entire Premises, including the Expansion Premises if applicable, during any Extended Term shall increase in accordance with the amount determined at the time the Market Rate is set, which shall be at least [***] per twelve (12) month period. If Landlord and Tenant cannot agree

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on a Market Rate for the Extended Term within the above-stated thirty (30) day period, then Tenant shall provide Landlord with written notice of the name of an appraiser selected by Tenant to determine the Market Rate for the Premises. Within fifteen (15) days after Tenant provides such notice, Landlord shall provide written notice to Tenant of the name of an appraiser selected by Landlord to determine the Market Rate for the Premises. The two appraisers shall then jointly determine the Market Rate for the Premises for the Extended Term and provide a written report of same to Landlord and Tenant. If the two appraisers cannot agree on a Market Rate for the Premises within fifteen (15) days after Tenant receives notice from Landlord identifying its appraiser, then the two appraisers shall jointly select a third appraiser, which third appraiser shall solely determine the Market Rate for the Extended Term and provide a written report of same to Landlord and Tenant within thirty (30) days of his or selection. Such determination of the Market Rate by the third appraiser shall be binding on Landlord and Tenant. Each party shall pay the cost of its appraiser and one-half (1/2) the cost of the third appraiser. The appraisers shall be M.A.I. appraisers unless Landlord and Tenant otherwise agree in writing. If Landlord fails to choose an appraiser as provided above, then the appraiser chosen by Tenant shall be deemed to be acceptable to Landlord. If Tenant fails to choose an appraiser as provided above, then the appraiser chosen by Landlord shall be deemed to be acceptable to Tenant. Should Tenant elect to exercise any option for an Extended Term, Tenant shall do so by providing written notice to Landlord at least twelve (12) months before the expiration of the Lease Term or the then current Extended Term for which an option has been exercised. If Tenant does not exercise an option to extend the Lease Term or the then Extended Term within the period allowed, all unexercised options to renew shall be null, void and of no further force or effect.
     No later than fifteen (15) months prior to the date Tenant desires to exercise the option to extend the Lease Term or the then Extended Term, Tenant may (but is not obligated to) make a written request to Landlord to provide Tenant with Landlord’s proposed Market Rate (as that term is defined below) for the Extended Term. If Tenant makes such a request, Landlord shall furnish Tenant with Landlord’s proposed Market Rate (as well as copy of any third party, non-confidential information Landlord used in determining the proposed Market Rate) no later than thirty (30) days after Landlord’s receipt of Tenant’s written request. If Tenant properly exercises the option to extend the Lease Term or the then Extended Term, then prior to the date Tenant is required to identify an appraiser (as set forth in this Section) Tenant may (but is not obligated to) provide Landlord with written notice that Tenant accepts the proposed Market Rate as the Market Rate for the Extended Term, in which case that shall be the Market Rate. If Tenant does not provide Landlord with a written notice that Tenant accepts the proposed Market Rate as the Market Rate for the Extended Term during the time period specified in the foregoing sentence, the parties shall either negotiate a mutually agreeable Market Rate, or if they are unable to do so, the parties shall pursue the appraisal process outlined in this Section. The Market Rate and related information provided by Landlord to Tenant under this paragraph shall be treated as confidential by Tenant, shall not be disclosed by Tenant to any third party and shall not be used by Tenant or any appraiser to advocate for or set the Market Rate.
     39. Tenant-Caused Delay. The following shall constitute “Tenant-Caused Delay”: (i) failure of the Tenant to meet its obligations under the Lease during the time specified; (ii) Tenant’s or its agents’ willful or negligent interference with the work being performed by Landlord or its agents; or (iii) Tenant’s conduct as described in “Exhibit B”, Section 4(d).

     40. Impact Fee Credits. Landlord hereby assigns to Tenant any and all impact fee credits, fee waivers or rebates provided, or which may be provided, by the City of Phoenix or the State of Arizona in connection with the location of Tenant’s business operations within the Premises. In the event that Landlord receives the benefit of any such impact fee credits, fee waivers or rebates as a result of the location of Tenant’s business within the Premises, Landlord shall promptly remit to Tenant the benefit to Tenant in the form of a check, net of any costs incurred by Landlord to obtain, maintain or otherwise relating to the benefits.
     41. Common Areas; Parking. Landlord hereby covenants and agrees that Tenant shall have the right, at all times during the term of this Lease, as may be extended, to utilize all common areas within the Site for pedestrian and vehicular ingress and egress and all other purposes consistent with the manner in which the particular common areas are constructed, maintained and operated for the mutual benefit of the tenants and occupants of the Site (including the right to have trucks travel over all of the drives of the Site to access Tenant’s loading and unloading area on the North side of the Premises); provided, Tenant’s use shall not unfairly disadvantage other tenants in the Building (provided the parties agree that normal truck traffic over dedicated vehicular drives around the Building will not disadvantage other tenants of the Building) and excluding any space exclusively dedicated to another tenant of the Building. In addition, and notwithstanding anything contained herein to the contrary, Landlord hereby covenants and agrees that at all times during the term of this Lease, it shall maintain a vehicular parking ratio within the Site of open, undedicated spaces of one (1) space per 2,000 square feet of leasable space within the Site. Landlord shall stripe the truck area on the South side of the Premises for vehicle parking such that there shall be one (1) space per 1,000 square feet of the Premises, with those spaces being located on the South and West sides of the Building. Landlord agrees that the parking described as “Ulta Parking” on Exhibit “A-1” is dedicated for Tenant’s use. Tenant shall notify Landlord if third parties are utilizing Tenant’s dedicated parking spaces, in which case, Landlord shall use reasonable efforts to cause those third parties to not use Tenant’s dedicated parking spaces. Tenant may physically designate its dedicated parking spaces, subject to Landlord’s prior reasonable approval of the manner and aesthetics of any designation. Moreover, at all times from and after the Commencement Date, Landlord shall provide to Tenant, for Tenant’s exclusive use and at no additional cost or expense to Tenant, at least thirty (30) truck trailer parking spaces within the Site and, in the event Tenant elects to expand the Premises into the Expansion Premises, Landlord shall provide an additional ten (10) truck trailer parking spaces within the common areas of the Site for Tenant’s exclusive use and at no additional cost or expense to Tenant.
     42. Waiver of Landlord’s Lien. Landlord hereby acknowledges that Tenant’s lender requires that Landlord waive any and all rights Landlord may have in and to Tenant’s personal property, furnishings, equipment, inventory, products and the like within the Premises. In connection therewith, Landlord hereby waives any and all rights and liens, including, without limitation, Landlord’s statutory landlord’s lien, in and to Tenant’s personal property, furnishings, equipment, inventory, products and the like stored or located within the Premises at any time during the Lease Term and, in connection therewith, shall, concurrently with the execution of this Lease, execute that Landlord’s Waiver and Consent in the form attached hereto as Exhibit “H”, and the execution and delivery of such Landlord’s waiver shall be a condition precedent to Tenant’s obligations under this Lease.

     43. Construction of Improvements in Adjacent Space. Landlord agrees that it shall perform any other Tenant build out in the Building in accordance with all applicable laws, including the fire code and any additional requirements of Landlord’s insurance carrier. If Landlord fails to meet the foregoing obligation and Tenant’s insurance premiums increase as a result of that failure, Landlord shall be responsible to reimburse Tenant the amount of the increase in insurance premiums attributable to the failure. Landlord agrees that it shall obligate any other tenant in the Building under their lease to construct any of that tenant’s improvements in accordance with all applicable laws, including the fire code and any additional requirements of Landlord’s insurance carrier in order to maintain the then current level and type of insurance without otherwise causing an increase in premium due to the quality or type of construction or fire suppressant system. If Landlord fails to meet the foregoing obligation and Tenant’s insurance premiums increase as a result of that failure, Landlord shall be responsible to reimburse Tenant the amount of the increase in insurance premiums attributable to the failure, and Landlord may pursue the other tenant for those costs. If another tenant fails to meet its obligation to construct any of that tenant’s improvements in accordance with all applicable laws, including the fire code and any additional requirements of Landlord’s insurance carrier, and Tenant’s insurance premiums increase as a result of that failure, Landlord shall use all reasonable efforts to cause that tenant to reimburse Tenant the amount of the increase in insurance premiums attributable to the failure, and if that fails, Landlord shall reimburse the amount to Tenant and Tenant shall cooperate with Landlord to obtain that amount from the other tenant.
     44. Tenant Use of Common Area. Tenant may access and use the common area depicted on Exhibit “A-1” as “Staging Area” for staging and storage of trucks and trailers and shall not otherwise use the area for outside storage. Tenant may open, close and lock the gates that may exist in that area from time to time. Tenant’s use of the common area described in this Paragraph is exclusive; however, Landlord and applicable governmental authorities shall have access to the common area at all times and shall be provided the ability to unlock the gates immediately in the case of any emergency. Other than in the case where Landlord needs emergency access, Landlord shall provide Tenant with prior reasonable oral notice before accessing the “Staging Area”. If Landlord needs access to the “Staging Area” in order to perform construction or repairs, it shall provide Tenant with prior written notice.
     45. Memorandum of Lease. Upon the execution of the Lease both parties shall execute the Memorandum of Lease in the form attached at Exhibit J hereto. Contemporaneous with the execution of the Memorandum of Lease, both parties shall execute the Release of the Memorandum of Lease in the form attached as Exhibit K attached hereto, which shall be held in trust by Landlord until the date that the Lease expires or terminates. Upon expiration or termination of the Lease, Tenant hereby authorizes Landlord to record the Release of Memorandum of Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:			LANDLORD:

ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation		SOUTHWEST VALLEY PARTNERS, LLC

By:	/s/ Alex J. Lelli, Jr.	By:	/s/ Michael S. Curless

Printed:	Alex J. Lelli, Jr.	Printed:	Michael S. Curless

Title:	Senior Vice President, Growth & Development	Title:	Executive Vice President

Execution Date: June 14, 2007		Execution Date: June 21, 2007

List of Exhibits

Exhibit “A-1”	—	Depiction of the Premises

Exhibit “A-2”	—	Legal Description of the Site

Exhibit “B”	—	Construction Work

Exhibit “C”	—	Acceptance and Commencement Agreement

Exhibit “D”	—	Rules and Regulations

Exhibit “E”	—	[Intentionally Deleted]

Exhibit “F”	—	Signage Proposal

Exhibit “G”	—	Subordination, Non-disturbance and Attornment Agreement

Exhibit “H”	—	Landlord’s Waiver and Consent

Exhibit “I-1” — “I-4”	—	Acceptable Configurations of Expansion Premises

Exhibit “J”	—	Memorandum of Lease

Exhibit “K”	—	Release of Memorandum of Lease

EXHIBIT A-1
DEPICTION OF THE PREMISES
(TO BE PROVIDED)

ULTA PARKING: 329 SPACES = 1/1,000
1 SITE PLAN - LEASE EXHIBIT

SITE PLAN - LEASE EXHIBIT

RIVERSIDE BUSINESS CENTER
SHELL BUILDING
4570 W. Lower Buckeye Road
Phoenix, AZ 85043

Architects Inc

LAUTH PROPERTY GROUP

LAUTH

Ex-A1

EXHIBIT A-2
LEGAL DESCRIPTION OF THE SITE
Description of a 31.3972-acre portion of the Southeast Quarter of Section 16, Township 1
North, Range 2 East, County of Maricopa, State of Arizona and more particularly described as follows:
Commencing at the Southeast corner of said Section 16;
Thence, along the south line of said Southeast Quarter, South 88°34’00” West a distance of 2666.46 feet.
Thence North 00°10’56 “East a distance of 33.01 feet to the north right-of-way line of Lower Buckeye Road, and the TRUE POINT OF BEGINNING.
Thence continue North 00°10’56” East a distance of 960.00 feet;
Thence South 90°00’00” East a distance of 1452.00 feet;
Thence South 00°09’55” West a distance of 923.66 feet to the north right-of-way line of Lower Buckeye Road;
Thence South 88°34’00” West along said north right-of-way line a distance of 1452.84 feet to the TRUE POINT OF BEGINNING.

EXHIBIT B
CONSTRUCTION WORK
(1)	Standard Specifications and Final Plans; Change Orders.
a.	Base Building. Landlord shall furnish or perform those items of construction and those improvements provided for or shown in the Attachment 1 (the “Base Building”). The Base Building shall be constructed at Landlord’s cost subject to the terms of this Exhibit, and neither Landlord nor any general contractor shall charge Tenant a fee or general conditions on the construction of the Base Building. Landlord agrees that it shall construct the Base Building in substantial accordance with the plans and specifications referenced in Attachment 2; provided, no changes shall be made to the sprinkler system in the Premises except as may be requested by Tenant.

b.	Tenant Improvements. Landlord shall furnish or perform the construction required to complete and finish the improvements (“Improvements”) as described in the Scope of Work attached as Attachment 3 (the “Scope of Work”) and in accordance with Final Plans to be prepared with respect thereto by Tenant’s architect pursuant to the provisions of Paragraph (1)e below. Landlord shall construct and fund the Improvements in accordance with the Allowance set forth below. Landlord shall solicit competitive bids for all portions of the Improvements to be constructed by third party contractors (“Bid Work”). To the extent qualified contractors for the work to be performed exist in the market, Landlord shall solicit at least three (3) competitive bids for all Bid Work from licensed subcontractors and shall provide copies of all bids received to Tenant for Tenant’s review. Tenant may provide Landlord with a list of qualified contractors for Landlord to solicit bids. If Tenant provides Landlord with a list of qualified subcontractors prior to the date Landlord solicits bids, Landlord shall also solicit bids from those subcontractors, in addition to any other subcontractors identified by Landlord. Landlord and Tenant, working together in good faith, shall select the lowest qualified bid received, subject to Tenant’s right to elect to select a higher bid if desired by Tenant. Landlord’s affiliate, Lauth Construction, LLC, shall act as the general contractor in connection with the construction of the Improvements and shall be paid a fee to act as general contractor in an amount equal to [*** ] of the total costs of Landlord’s Work. In addition, Lauth Construction, LLC shall be entitled to be reimbursed for its costs incurred for general conditions and overhead in connection with the performance of Landlord’s Work, which shall not exceed amounts which are typical and customary for such items in the greater Phoenix metropolitan area, and in any event shall not exceed [***] of the costs of Landlord’s work.

c.	Allowance for Improvements. Landlord shall provide Tenant an allowance in the amount of $3,454,447.50 (the “Allowance”) to be used to fund the construction of the Improvements. If the final cost of the Improvements is less than the Allowance or

[***]:	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Tenant reduces the Scope of Work such that Landlord does not need all of the Allowance to complete the Improvements, Landlord will issue a check to Tenant for any unused Allowance within thirty (30) days of the Commencement Date, or at Tenant’s option, retain on account for Tenant’s future use including but not limited to payment of Base Rent. To the extent, if any, that the costs of the Improvements exceed the amount of the Allowance, Tenant agrees to pay Landlord all such excess cost within fifteen (15) business days after Landlord incurs those excess costs, unless Tenant notifies Landlord of its election to pay such excess costs from the Additional Allowance (which notice must be provided within ten (10) business days after Landlord incurs those such costs), in which event the provisions of Paragraph (1)d below shall apply. If Tenant elects to pay such excess costs, or if the Additional Allowance has been exhausted, then any amount not paid when due shall bear interest at the rate often percent (10%) per annum and shall be collectible by Landlord independently of Tenant’s other obligations under the Lease without relief from valuation or appraisement laws but with reasonable attorneys’ fees and costs of collection.

d.	Additional Allowance. In addition to the Allowance, Landlord shall make available to Tenant an additional amount not to exceed $822,487.50 (the “Additional Allowance”), to be used solely for payment of the Improvements (but only to the extent the cost for the Improvements exceeds the Allowance) or further improvements to the Premises. In the event that Tenant elects to use all or any portion of the Additional Allowance (which election must occur on or before execution of the Lease by Tenant), Tenant shall so inform Landlord in writing, and the monthly Base Rent, beginning on the Rent Commencement Date, shall be increased by the amount equal to twelve (12) times the monthly payment that would fully amortize, over the 127 month initial term of the Lease, a loan bearing interest at a rate of eight and one half percent (8 1/2%) per annum, having a principal amount equal to the amount of the Additional Allowance Tenant elected to receive under this Section, payable in equal monthly installments of principal and interest. Tenant shall have no right to any unused portion of the Additional Allowance.

e.	Preparation of Final Plans. If Landlord has not already provided Tenant with as-built plans and specifications for the Base Building improvements, Landlord shall, concurrently with the execution of the Lease, provide Tenant with such as-built plans and specifications or the final working drawings with respect to the Base Building improvements which were approved by the City of Phoenix in connection with the issuance of the building permit therefor. Based upon such building plans and specifications, Tenant shall contract with an Arizona-licensed architect, which architect shall prepare final plans and specifications and final working drawings and specifications for the Improvements, including but not limited to, civil, structural, mechanical, electrical, fire alarm aspects of the Improvements (the “Final Plans”) which are consistent with the Scope of Work. Such Final Plans shall then be submitted by Tenant to Landlord for approval pursuant to the provisions of Paragraph (1)g below. The failure of Tenant to (i) cause its architect to prepare such Final Plans and submit the same to Landlord for Landlord’s review and approval by June 27, 2007, or (ii) the failure of the Final Plans to be fully finalized (that is, to be in such form to allow Landlord to immediately submit the same for a building permit and to receive a building permit based on those Final Plans without any further modifications) and provided to Landlord by July 9, 2007, shall be deemed to be a Tenant-Caused Delay (except to the extent resulting from Landlord’s failure to timely respond to the Final Plans submitted by Tenant to Landlord).

f.	Change Orders. The Scope of Work defines the entire scope of Landlord’s obligation to construct or provide the Improvements. Tenant shall not be entitled to specify or designate any finishes, grades of materials, or other specifications or details of the construction of the Improvements which are not specifically provided for in or contemplated by the Scope of Work unless requested to do so by Landlord. Subject to this subsection, however, Landlord shall make additions or changes to the Scope of Work requested by Tenant. If Tenant shall desire any such changes, Tenant shall so advise Landlord in writing (a “Change Order Request”) as promptly as possible so as not to delay the orderly development of the Final Plans and completion of construction of the Improvements. All reasonable costs incurred by Landlord in having any Change Order Request reviewed and evaluated shall be paid from the Allowance or by Tenant if the Allowance and the Additional Allowance is exhausted, or Tenant has elected not to pay such Change Order from the Additional Allowance. Such costs shall include, but not be limited to, the reasonable costs of architects, engineers, and consultants in reviewing and designing any such changes and the cost of contractors in providing cost estimates and constructability, functionality and product availability analyses. Tenant acknowledges and agrees that (i) Landlord shall not be obligated to accept any Change Order Request if in the reasonable judgment of Landlord the requested change would have a material and adverse effect on the quality, useful life, value, functionality or costs of operating or maintaining the Improvements; (ii) Tenant shall bear all costs and expenses associated with incorporating into the Preliminary Plans and Specification and Final Plans and the Improvements any Change Order Request accepted by Landlord (and Tenant shall pay such costs to Landlord as provided below); (iii) Landlord shall not be obligated to accept the least expensive method of incorporating the requested change if in the judgment of Landlord, such method does not incorporate sound construction practices; (iv) if the Change Order Request affects the roof, slab, structural components or systems or equipment to be installed within the Improvements or the future serviceability of the Improvements, and the Landlord determines that in order to lease the building to any subsequent tenant, additional work will have to be done to remove the effect of such change, the anticipated costs of restoring the Improvements to the condition it would have be in but for such change will also be paid in advance by the Tenant as a condition to Tenant’s change, as provided below; and (v) to the extent Tenant specifies any items which have not been recommended by Landlord, Tenant assumes full responsibility for their performance. Upon agreement between Landlord and Tenant on the change that will be incorporated into the Final Plans and Improvements as a result of a Change Order Request, and the cost of such change, the Landlord and Tenant shall execute a change order (a “Change Order”) setting forth the parties’ agreement as to such terms. In addition and with Tenant’s prior written approval for additional costs, a Change Order will be executed if the amount of any allowance item in the Scope of Work is not sufficient to cover Landlord’s actual cost, overhead and profit, such amount that exceeds an individual allowance for a work component in the Scope of Work being the sole responsibility and expense of Tenant to be paid in accordance with this Change Order subsection. Payment of the Change Order cost shall be due from Tenant prior to the date that Landlord enters into any contract change order, work order or other commitment for the costs thereof and as a condition to implementation of such Change Order. If the Allowance is exhausted, Tenant may pay its costs from the Additional Allowance. If the Additional Allowance is exhausted, Tenant shall pay such costs directly.
g.	Approval of Final Plans. Tenant shall submit the Final Plans to Landlord for its approval and Landlord shall advise Tenant, within seven (7) business days thereafter, of its approval or disapproval of such Final Plans and if Landlord disapproves of the Final Plans or any portion thereof, Landlord shall state with specificity the reasons for its disapproval. Landlord’s right to disapprove the proposed Final Plans (“Objection”) shall be limited to material inconsistencies with the Scope of Work, noncompliance with or violation of applicable laws, codes, ordinances or other legal requirements, and any matters which would have an adverse and material affect on the Building. If Landlord shall not make an Objection to the proposed Final Plans or any element or aspect thereof within the seven (7) business day period set forth above, then such Final Plans or the portions not objected to by Landlord shall be deemed approved. Resolution of any Objection by Landlord to the Final Plans shall be governed by Section 3 below.

h.	Commencement of Construction Before Final Plans. Landlord may commence construction of approved portions of the Final Plans prior to finalization of the full Final Plans and Tenant agrees that it shall cooperate with Landlord in reviewing and approving portions of the Final Plans for different stages or elements of the work so that construction can proceed on a “fast track” basis. The approval process for such portions of the Final Plans shall be substantially as set forth above, provided, however, that any Objection may not be inconsistent with the previously approved portions of the Final Plans.

i.	Change Orders During Construction. In the event that subsequent to the completion and approval of the Final Plans, Tenant desires to make a change in the work provided for therein, the parties shall proceed in accordance with the foregoing provisions relating to changes requested during the development of the Final Plans.
(2)	Project Representatives; Gant Charts/Construction Schedules.
a.	Designation of Representatives. Landlord hereby designates Thomas Martin to serve as Landlord’s representative and Tenant hereby designates Matt Strall, Windham Lakes Business Park, 1135 Windham Drive, Romeoville, Illinois 60446, Phone: (630) 226-8239, Facsimile: (630) 226-8210, mstrall@ultainc.com to serve as Tenant’s representative during the design and construction of the Improvements. All communications between Landlord and Tenant relating to the design and construction of the Improvements shall be forwarded to or made by such party’s representative. In addition, no Change Order shall be binding on Landlord unless executed by Senior Vice President or superior.

b.	Gant Charts/Construction Schedules. During construction of the Improvements, Landlord will provide Gant Charts/construction schedules to Tenant’s representative on a periodic basis.
(3)	Dispute Resolution. The parties shall make good faith efforts to resolve any dispute which may arise under this Construction Exhibit in an expedient manner. In the event, however, that any dispute arises, either party may notify the other party of its intent to invoke the dispute resolution procedure herein set forth by delivering written notice to the other party. In such event, if the parties’ respective representatives are unable to reach agreement on the subject dispute within 10 business days after delivery of such notice, then each party shall, within 5 business days thereafter, designate a senior executive officer of its management to meet at a mutually agreed location to resolve the dispute. If the foregoing dispute resolution process is ineffective to resolve a Landlord Objection to the Final Plans, the parties shall submit the Final Plans and the Objection to Wes Balmer of Balmer Architecture, 2425 E. Camelback Rd., #775, Phoenix, AZ 85016, (602) 954-6718 (“Third Party Architect”), which shall promptly review the issue and make a final determination as to the Objection which shall be binding upon both Landlord and Tenant. The Third Party Architect shall also render a decision as to which party shall pay the fees of the Third Party Architect or an appropriate sharing of the fees, which decision shall be based on the extent to which the Third Party Architect makes a determination on the Objection in favor of a party. Lastly, the Third Party Architect shall make a determination as to what extent the delay resulting from the Objection and attempt to address the Objection through the dispute resolution process shall be treated as a Tenant Caused Delay, which again shall be based on the extent to which the Third Party Architect makes a determination on the Objection in favor of a party.

(4)	Substantial Completion.
a.	Determination of Substantial Completion. Landlord shall diligently proceed with the construction of the Improvements to achieve the milestones set forth in the Schedule by the dates shown in such Schedule and Substantial Completion in accordance with the Schedule, as such scheduled dates may be extended by Force Majeure (a defined in the Lease) and Tenant-Caused Delay. “Substantial Completion” shall be deemed to have occurred on the date upon which the architect who prepared the Final Plans (“Architect of Record”) certifies that the Improvements have been completed in substantial accordance with the Final Plans subject only to completion of punch list items, and Landlord has obtained a temporary certificate of occupancy (or its equivalent) for the Premises, which shall permit Tenant to enter upon the Premises and commence Tenant’s operation of the Premises for the Permitted Use. Not later than the Commencement Date, Landlord shall provide to Tenant a temporary certificate of occupancy for the Premises which permits Tenant to occupy the Premises and conduct its business operations therein and, as soon as reasonably possible after the Commencement Date, shall provide a final certificate of occupancy to Tenant.

b.	Inspection and Punch List. Landlord shall notify Tenant in writing approximately 10 days before the estimated date of Substantial Completion. Within 5 business days of the anticipated date of Substantial Completion, Landlord and Tenant shall jointly inspect the Improvements and agree upon a punch list of items that are not yet complete and have not yet been paid out of the Allowance, Additional Allowance or by Tenant in accordance with the Final Plans needing completion or correction. As soon as Substantial Completion has been achieved, Landlord shall notify Tenant in writing of the date certified by the Architect of Record as the date of Substantial Completion. Landlord shall use all reasonable diligent efforts to complete all punch list items within 60 days after agreement upon the punch list, subject, however, to long lead time items which must be ordered and to seasonal requirements for any landscaping and exterior work. In the event that Landlord fails to commence and diligently pursue completion of all such punch list items within said 60 day period (subject to long lead time items) Tenant shall have the right to complete such items itself by providing Landlord with fifteen (15) days prior written notice. Tenant shall be entitled to be reimbursed from the Allowance and Additional Allowance, if any, for the actual reasonable costs incurred. If no monies remain, Tenant shall be responsible for the cost of that work except to the extent covered by Landlord’s warranty set forth in paragraph (6).

c.	Acceptance. Within 10 days of Substantial Completion, Tenant shall, upon demand, execute and deliver to Landlord an Acceptance Letter and Commencement Date Agreement as described in Exhibit “C” to the Lease, but subject to any exterior work items and landscaping that have not been completed due to seasonal weather conditions. Incomplete punch list items shall be listed as an exhibit to the Acceptance Letter and Commencement Date Agreement. Except for incomplete punch list items referred to above, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord under this Lease for making any further alterations improvements of any kind in or about the Premises during the Lease Term, or any extension or renewal thereof.

d.	Tenant-Caused Delay. If Substantial Completion is delayed as a result of Tenant Change Orders, Tenant’s interference with the construction of the Improvements, delays resulting from Tenant’s using Landlord’s contractors and/or subcontractors to complete Tenant’s installations, a delay under Section 1(e) of this Exhibit B, or Tenant’s failure to respond to Landlord’s request to specify details or layouts or other matters within five (5) business days or such other period specifically set forth herein, then the Commencement Date shall be deemed to have occurred when, in the good-faith opinion of the Architect of Record, Substantial Completion would have otherwise occurred and any additional costs incurred by Landlord in completing the Improvements which are a result of such Tenant-Caused Delays shall be reimbursed by Tenant upon demand by Landlord.
(6)	Contractors’ Warranty. Landlord warrants the Improvements against defective materials and workmanship for a period of one (1) year from Substantial Completion. Landlord shall obtain standard warranties from the respective installers or manufacturers of the roof and mechanical systems. Such warranties shall be in favor of both Landlord and Tenant and enforceable by each. Tenant may pursue its remedies under such warranties directly against the manufacturer, provided, however, that performance by such party of its warranty obligations shall constitute and be deemed performance and satisfaction by Landlord of any obligation of Landlord with respect to defects in the Improvements.
ATTACHMENTS TO BE ATTACHED TO CONSTRUCTION EXHIBIT:
Attachment 1 — Base Building
Attachment 2 — Base Building Plans and Specifications
Attachment 3 — Tenant Improvements
Attachment 4 — Schedule

Exhibit A

Base Building Scope of Work

Riverside Business Center
603,910 sf distribution facility – Base Building
phoenix, arizona	December 18, 2006

Proposed Building Size
A 603,910 SF Distribution Center on a 31.91 acre site located at 4570 West Lower Buckeye Road, at the Northwest corner of 45th Avenue and West Lower Buckeye Road, in Phoenix, Arizona.
Building Dimensions
The building dimensions are approximately one thousand one hundred fifty five feet long and five hundred twenty feet wide (1,155’ x 520’).
Type Of Building
The building is a 32’-0” minimum clear height steel girder frame with wood purlins and wood deck system, with load bearing tilt-wall concrete wall panels and a built up roof system. No part of the roof structure (joists, girders) or lighting, plumbing and mechanical shall be located below this minimum height beyond the first column line.
Design Services
Design Services provided by the Owner will include Geotechnical Investigation, Phase I Environmental Assessment, Property Surveys (ALTA and Topographic), Foundation and Structural Design, Architectural Design and Electrical Systems Design. Design Services provided by Lauth Construction, LLC will include Plumbing Systems Design, Fire Protection Design, HVAC and Mechanical Systems Design,
Site Design provided by the Owner includes the site and building layout; site grading and drainage design including erosion and sediment control and storm water detention/retention requirements; storm water pollution prevention plan (SWPPP); sanitary sewer system design; water distribution system design including domestic water and fire service requirements; public to site access/egress design; pavement design for access drives, truck dock, parking and maneuvering areas, and car parking and maneuvering areas; determine and coordinate all private and/or public utility requirements; assistance in obtaining all site related governmental and regulatory agency permits and approvals; and preparation of all required site drawings and specifications stamped by an engineer licensed in the State of Arizona.
Landscape Design includes the landscape and lawn irrigation system design; and preparation of all required landscape drawings and specifications stamped by an architect and/or engineer licensed in the State of Arizona.
Foundation and Structural Design provided by the Owner includes analysis and design of the building foundation system; analysis and design of the structural component of the building frame, floor, wall and roof systems in coordination with wall and roof connections; and preparation of all required foundation and structural drawings and specifications stamped by an engineer licensed in the State of Arizona.
     Architectural Design provided by the Owner includes design management and coordination of the various design disciplines; design of the architectural elements and components of the building including assistance in the site and building layout determination, the building exterior components configuration and design, and materials/colors selection; assistance in the structural support grid determination; the building shell interior components configuration and design, and materials/color selection; assistance in and coordination of obtaining all governmental and regulatory agency building related drawing reviews and approvals; and preparation of all required architectural drawings and specifications stamped by an architect licensed in the State of Arizona.
Plumbing Systems Design includes the sanitary sewer and vent system design, the domestic water system design; assistance in obtaining approval of the plumbing systems design by all governmental/regulatory agencies; and preparation of all plumbing systems drawings and specifications stamped by an engineer licensed in the State of Arizona.
Electrical Systems Design includes coordinating service as required for fire protection and HVAC system, general electrical services design; the exterior and interior lighting design; the exterior and interior electrical power equipment, distribution and device design; fire alarm system design; assistance in obtaining approval of the electrical systems by all governmental/regulatory agencies; and preparation of all electrical systems drawings and specifications stamped by an engineer licensed in the State of Arizona.
Permits And Approvals
     The Owner will pay for the cost of the building permit associated with the scope of work that is required for the construction of the project. Lauth Construction, LLC will be responsible to pay for the costs of the permits that are required by subcontractors for the design and construction of the electrical, plumbing, mechanical, landscaping and fire protection scopes of work associated with the project.
     Any costs associated with obtaining variances due to the tenant’s operations are not included in this proposal.
General Conditions
     General Conditions include Project Management services including per diem and associated travel, full time on-site supervision, construction staking and layout, reproduction and office supply expenses, postage and delivery expenses, progress photographs and documentation, temporary utilities and facilities, security fencing around the trailer compound, project signage, periodic and final trash removal and clean up of the facility and property, and Builder’s Risk Insurance.
The owner will provide materials testing and inspection. Lauth Construction, LLC will provide an internet-based client communication system (ProjectLinkSM).
Earthwork
Earthwork includes temporary site access, clearing and grubbing of the site, stripping the topsoil, replacement of topsoil in all lawn and planting areas, mass excavation and compacted fill work necessary to prepare the site for all improvements, and fine grading of the building pad and pavement areas. The soil will be pretreated for termite protection and will include a five (5) year guarantee. This proposal is based upon an assumed import of plus/minus fifteen thousand (+/-7,500) cubic yards of additional fill material. All fill materials required for the construction of the building pad and pavement areas will be obtained from the natural earthen materials presently on the site and any excess topsoil will be stockpiled on site.
Storm Drainage System
The Storm Drainage System is assumed to include a sump pump system consisting of one pump in each of the four dock areas for a total of four (4) pumps located on the site. The pumped storm water is to be piped to the retention basin nearest each of the dock areas. Sheet drainage will be utilized to convey stormwater wherever possible.
Site Sanitary Sewer System
Site Sanitary Sewer System consists of an eight inch (8”) sanitary sewer line from the building to the sewer main located in West Lower Buckeye.
Site Water Service System
FIRE — Water service for fire suppression shall consist of two (2) ten inch (10”) taps on an existing water line located in 45 Avenue, joining to form a 12” line just beyond the backflow preventer and connecting to the building near the center entrance along the building’s south wall.
An eight inch (8”) fire line will be installed for the building’s exterior fire protection with fifteen (15) on-site fire hydrants located in the parking area around the building perimeter per local codes.
DOMESTIC/IRRIGATION — Domestic water service shall consist of a single three inch (3”) water tap located in 45th Avenue. This line shall be extended into the building for domestic water service.
In addition to the domestic water connection in 45th Avenue, two (2) Two inch (2”) taps will be made in the main located in West Lower Buckeye, near the southwest corner of the property. A line will be placed from the south end of the building to a valve box at a point near the taps. Final connection of the line will be made in a future tenant improvement. Irrigation water service shall consist of a one inch (1”) line also tapped off of 45th Avenue.
Site Utilities
This proposal is based upon all required utilities, adequately sized for the project, being located within the property lines of the proposed site unless otherwise enumerated in this proposal.
Subject to final design and standards of the provider, the local electric company will provide the electrical connections from the street to the transformer pad located near the center of the south side of the building. This proposal includes installing two parallel four inch (4”) conduits with pull strings pursuant to the specifications of the local electrical service provider. The first of these conduits will be used by the local electrical service provider who will pull the cable, provide and set the transformer and meter. A second four inch (4”) conduit will lead to a second transformer pad to be used for future electrical enhancements to the building.
This proposal includes installing two (2) four inch (4”) building telecommunication conduits with pull strings and a demark location to be located in the building electrical room. The conduits will be installed pursuant to the specifications of the local telecommunications provider. The conduits will connect from the service location defined by the local telecommunications provider to the demark location. The telecommunications service provider will pull the cable through one conduit to the demark location. The second four inch (4”) conduit will remain empty to accommodate future telecommunication enhancements to the building.
Pipe conforming to the local gas provider’s specifications for a two inch (2”) intermediate pressure service will be installed pursuant to the specifications of the local gas provider from a valve box located near the future gas connection in West Lower Buckeye Road to a second valve box located adjacent to the center of the west side of the building to accommodate future gas service. The final gas connection will be performed as part of tenant improvements.
Asphalt Pavement
Asphalt Paving includes heavy-duty asphalt pavement – subject to final soils report — (4” asphalt over 6” ABC) in all truck drives, and light-duty asphalt pavement (2” asphalt over 6” ABC) in all car parking areas per the Site Layout Plan. Surface parking will be provided initially for two hundred forty six (246) car spaces.
Site Concrete
All site concrete mix designs will have compressive strength of 4,000 PSI.
A five foot (5’-0”) wide combination curb and sidewalk has been provided for each of the eight (8) office entry locations. Any exterior doors that do not exit on to a sidewalk or dock stair will be provided with a five foot by six foot (5’0” x 6’0”), four inch (4”) concrete stoop. A five foot by twenty five foot (5’-0” x 25’-0”), six inch (6”) thick reinforced concrete walkway will be provided at each of the eight (8) future at-grade drive-in door locations located on the east and west sides of the building. Four (4) seven inch (7”) unreinforced concrete pads will be provided at each trash enclosure location.
Eight Drive-in Ramps (8) twenty foot (20’- 0”) wide and sixty foot (60’-0”) long, – subject to final soils report — seven inch (7”) thick, unreinforced concrete driveway ramps on properly compacted soil (per soils report) shall be included for the drive-in door locations on the north and south facades of the building. A seven inch (7”) thick, unreinforced concrete dock apron on properly compacted soil (per soils report) will be provided in the four (4) dock areas and will extend sixty feet (60’-0”) from the face of the building.
Extruded curbs with Maricopa edges and cast in place concrete curbs will be provided at high exposure areas. Six inch (6”) extruded curbs will be provided for truck parking spaces.
Landscaping & Irrigation
This proposal includes Landscaping and Irrigation work associated with the project. The Landscaping and Irrigation includes the final grading preparation, and installation of site landscaping, as well as the associated irrigation system including controls, edging and accessories, and maintenance through acceptance period.

Building Concrete
Building Concrete includes reinforced concrete foundations for walls and columns adequately designed to accommodate the anticipated live and dead loads of the structure. The foundation system is designed subject to final engineering — for a soil bearing capacity of two thousand pounds per square foot (2,000 LB/SF). Load bearing walls shall bear on shallow footings consisting of 3,000 PSI, concrete reinforced with three (3) continuous number five (#5) grade 60 deformed reinforcing bars. The top of exterior wall foundations shall be five feet (5’-0) below finish floor.
Columns and piers shall bear on spread footings of 3,000 PSI concrete with one mat of reinforcing steel consisting of number four, five and six (#4, #5 and #6) grade 60 reinforcing mats (per structural engineer’s design footing schedule). Typical top of spread footing elevation shall be twelve inches (12”) below finish floor unless requirements of frost protection or mechanical systems require otherwise.
The perimeter of the warehouse concrete floor system shall consist of six inch (6”) thick 3,500 PSI reinforced concrete with #4 rebar at 24” on center each way. Interior bays will be constructed with a seven inch (7”), 3,500 PSI, unreniforced slab. All floor areas will include a steel trowel finish of Ff35/Fl35 and two (2) coats of Ashford (or equal) sealer. Note: A minimum of twenty four inches (24”) of properly compacted engineered fill is required beneath the floor slab (with the top 8” of the building pad lime stabilized), and four inches (4”) of compacted aggregate (per soils report). Control joints shall be sawn to a depth equal to one fourth of the floor slab thickness. Distance between control joints shall not exceed fifteen feet (15’-0”). Greased smooth dowels shall be provided at construction joints at 12” on center. Dowel baskets are to be used for joints occurring at the transition between the reinforced and unreinforced portions of the slab. Pursuant to recommendations by the slab consultant, no vapor barriers will be placed under the slab.
Tilt-Wall
The exterior wall construction will consist of load bearing concrete tilt-wall panels around the perimeter of the building. The exterior face of the panels will be a smooth finish with horizontal and vertical reveals per the Architectural design and the interior face will receive a light trowel finish, while the portions of interior face of the tilt wall above the roofline will receive a light broom finish. The panels will extend (12”) below finish floor on east and west ends of the building and will extend an additional forty-eight inches (48”) below finished floor at the north and south dock locations.
Masonry
Ten foot (10’ 0”) CMU walls will be used to enclose the electrical and fire pump/riser rooms.
A combination CMU/earthen berm screen wall along West Lower Buckeye Road to a height of eight feet (8’-0”) above surface trailer parking (or as required by the City of Phoenix) to screen the trailer areas from the arterial.
Eight foot (8’ 0”) CMU walls will be used to enclose the exterior trash enclosures.
Three foot (3’) CMU walls will be used near the southeast and southwest building entrances to screen employee (automobile) parking from view from traffic on West Lower Buckeye Road.

Structural Steel/Wood Roof System
Structural steel will be fabricated and erected in accordance with the latest American Institute of Steel Construction Specifications.
The building will be structurally designed to provide a clear height of thirty two feet (32’-0”) below any structural member measured at the first column line. Typical bay spacing will be a fifty foot by fifty two foot six inch (50’-0” x 52’ 6”) grid. The loading “traffic bay” will be a sixty foot by fifty two foot six inch (60’-0” x 52’-6”) grid. The wood roof deck will be supported by wood purlins spaced to accommodate the deck and roof loads of the building.
The design of the building roof structural system is based upon the building code required rain, wind and other code required loads, the roofing system loads associated with the roofing system enumerated in the Roofing section, and the HVAC, Fire Protection and Electrical system roof loads for all MEP equipment and material is included. This proposal does not include any costs required to support roof loads associated with equipment, systems, and items not included in this proposal and furnished by others unless specifically enumerated in this section. The structural design incorporates standard shear wall, “Chevron” bracing (as appropriate) between interior columns in the number and locations required to adequately brace the structure. The exact location of any required wind bracing will be coordinated with the structural engineer and Owner to optimize the bracing and to minimize the impact to the function of the facility.
Miscellaneous Metal
Miscellaneous Metals consists of handrails, dock stairs, ramps and landings, one (1) roof ladder and cage and roof hatch, anchor bolts, base plates, embeds, pit leveler frames, Z-guards at the overhead (dock) doors and six inch (6”) pipe bollards at the drive-in doors.
Roofing And Sheet Metal
At the option of the owner (Southwest Valley Partners, LLC, roofing shall be a built-up roof system consisting of either:
A) Three (3) plys plus a cap)
or
B) Two Plys plus a cap
Also at the owner’s option, the roof may include a rosin slip sheet. In any case, the roof will be placed on a wood deck. A minimum ten (10)) year NDL manufacturer’s material and labor warranty shall be provided.
The roof will contain one (1) expansion joint and will be drained using scuppers, conductor heads and down spouts. Two hundred forty (240) four foot by eight foot (4’-0” x 8’-0”) curb mounted single dome skylights/smoke vents shall be distributed over the proposed non-office warehouse space at a ratio of 1.3% of the overall roof area, with an average of 2% located in the loading bay areas, and 1% located in the balance of the building.
Sheet metal roof trim and accessories, include factory finished aluminum scuppers, and downspouts, and twenty-four gauge (24 GA) galvanized metal gravel stops.
Caulking And Sealants
Construction joints, expansion joints, and joints between adjoining dissimilar materials shall be filled with backer rod and caulked with acrylic sealant.

Caulking includes:
•	Concrete floor construction and saw- cut joints
•	Sidewalk expansion joints
•	Exterior of window glazing
•	Interior and exterior of hollow metal door frames in concrete or masonry walls
•	Exterior wall panel joints
•	Exposed interior wall panel joints
Doors, Frames & Hardware
Exterior metal doors shall consist of thirty two (32) three foot by seven foot (3’-0” x 7’-0”) eighteen gauge (18 GA) primed and painted hollow metal doors in sixteen gauge (16 GA) frames with heavy-duty commercial grade hardware. Included in the total are three (3) three foot by seven foot (3’-0” x 7’-0”) doors which shall be provided at the pump and electrical rooms.
All locksets shall be provided with Best Lock cores in order to be keyed to a Best Locking System at the completion of the project.
Glass And Glazing Systems
Glazing systems shall consist of four (4) three foot by seven foot (3’-0” x 7’-0”) aluminum entrance doors with tempered glass and of storefront windows in clear anodized aluminum frames. The glazing system will include one inch (1”) insulated medium performance solar tinted glass. Storefront glazing systems shall measure 12 feet in height, and includes five foot (5’) recessed storefronts.
Overhead Doors
Overhead Doors shall consist of one hundred six (106) nine foot by ten foot (9’- 0” x 10’-0”) Thermacore Series, manually operated, 24 GA steel, insulated, sectional, vertical lift dock doors with three inch (3”) heavy duty grade track at the docks and eight (8) twelve foot by fourteen foot (12’-0” x 14’-0”) Thermacore Series, 24 GA steel, insulated, sectional, vertical lift drive-in doors with three inch (3”) heavy duty grade track at the drive-in locations. Of the drive- in doors, only one motorized unit will be installed. The remaining drive-in doors will be manually operated.
All dock and drive-in doors will include one (1) six inch by twenty-four inch (6” x 24”) vision lite.
Painting
The exterior tilt wall will be painted using one (1) coat of primer and two (2) smooth coats. Interior tilt wall surfaces will be painted with one (1) coat of primer.
Miscellaneous steel, pipe bollards, exterior metal doors and frames, and interior columns will receive a minimum of two (2) coats of paint over shop primer up to twelve feet (12’) above finish floor. All other metal structure elements will receive one coat of light grey shop primer. All welds will be touched up.
Fire Protection
The building will be protected by a 75 PSI, ESFR wet pipe sprinkler system. This proposal includes all testing, inspections, design and engineering, permits and fees, approvals by governmental and fire department agencies, necessary for the complete design and installation of the system. The sprinkler systems shall conform to NFPA-13.
Fire Protection System Design includes design of the building fire protection sprinkler system in accordance with the applicable sections of the National Fire Protection Association (NFPA) regulations/requirements and the applicable state and/or local governmental fire codes and regulations; assistance in obtaining approval of the fire protection sprinkler system design by all required state and/or local governmental agencies; and preparation of all required fire protection systems drawings and specifications stamped by an engineer licensed in the State of Arizona.
Subject to final city approval, the sprinkler system is hydraulically designed to provide an overhead density of 75 PSI pressure per head, calculating twelve (12) heads, (four (4) heads on the three (3) most remote lines). Design will utilize a 1,500 GPM diesel booster pump and will also include a 250 GPM hose stream allowance. The system will also include hose valve stations as required by code. This design is for a uniform application throughout the facility, without regard to requirements of the manufacturing process or the products, racking or storage thereof.
Plumbing
The building Plumbing System will include sanitary sewer and domestic water services. Sanitary Sewer service will include under- slab piping for future service throughout the building footprint.
Domestic water service will originate from the three inch domestic service connection stub in the pump/riser room. A three inch (3”) domestic water service will be tied to the local service provider with a line that leads to the center of the east wall of the building. Valves and back-flow prevention will be provided as required by local utility. Water service shall be designed to accommodate future evaporative cooler capacity for a minimum of eight (8) tenants.
A total of four (4) exterior hose bibs, will be provided, one in each corner of the building, each with a loose key to accommodate building maintenance activities
Heating, Ventilation, & Air Conditioning
A HVAC System will not be provided in this building. All HVAC systems shall be installed in future tenant build-outs.
Electrical System
The Electrical System will consist of one (1) three thousand, six hundred (3,600) amp, 3- phase, 4-wire 277/480 volt service for future tenant service and house electrical system requirements and up to eight (8) six hundred (600) amp distribution meters for future tenant spaces. A one hundred (100) amp house panel will also be provided. A second transformer pad will be located next to the first transformer and eight (8) four inch (4”) conduits will be installed from the second transformer pad to the electrical room to accommodate future service requirements.
Interior lighting will include 400-watt metal halide high bay warehouse light fixtures to be furnished and installed with clear acrylic lens complete with panel boards and distribution for Stumble/Emergency lighting only as part of the building shell. Lights will be placed with fifteen foot (15’) whips to accommodate future adjustments. Lighting within the base building will achieve a minimum one (1) foot candle as measured at thirty six inches (36”) above finish floor. Building lighting will also include exit and emergency lighting with battery packs installed per code.

Riverside Business Center Project # 7759CM01 Date: 9/18/2006	Attachment B

	List of Contract Documents	Lauth Construction, LLC 7887 E. Belleview Ave Suite 900 Englewood, CO 80111

Latest
Drawing		Latest Revision	Revision
Number	Issued Date	Date	Number	Title	Designer

Architecture
A-l00	9/1/2005	7/5/2006	4	Site Plan	SEM Architects, Inc.
A-110	7/29/2005	7/5/2006	5	Site Details	SEM Architects, Inc.
A-200	9/1/2005	7/5/2006	4	Floor Plan	SEM Architects, Inc.
A-201	8/12/2005	11/30/2005	2	Roof Plan	SEM Architects, Inc.
A-202	11/15/2005	7/15/2006	2	Enlarged Plan	SEM Architects, Inc.
A-203	11/15/2005	7/5/2006	2	Enlarged Plan	SEM Architects, Inc.
A-300	7/29/2005	7/5/2006	4	Elevations	SEM Architects, Inc.
A-400	11/15/2005	7/5/2006	2	Wall Sections	SEM Architects, Inc.
A-401	11/11/2005	7/15/2006	2	Wall Sections	SEM Architects, Inc.
A-500	11/15/2005	7/5/2006	2	Details	SEM Architects, Inc.
A-501	11/15/2005	7/11/2006	3	Details	SEM Architects, Inc.
Civil
C.SP01	12/1/2005			Cover Sheet	Kimley-Horn & Associates, Inc.
C.SP02	12/1/2005			Preliminary Site Plan	Kimley-Horn & Associates, Inc.
C.SP03	12/1/2005			Preliminary Site Plan	Kimley-Horn & Associates, Inc.
C.SP04	12/1/2005			Detail Sheet	Kimley-Horn & Associates, Inc.
FR-1	6/16/2006			Fire Line Plan Cover Sheet	Kimley-Horn & Associates, Inc.
FR-2	6/16/2006			Fire Line Plan	Kimley-Horn & Associates, Inc.
FR-3	6/16/2006			Fire Line Plan	Kimley-Horn & Associates, Inc.
GD-1	6/16/2006			Cover Sheet	Kimley-Horn & Associates, Inc.
GD-2	6/16/2006			Project Notes	Kimley-Horn & Associates, Inc.
GD-3	6/16/2006			Horizontal Control Plan	Kimley-Horn & Associates, Inc.
GD-4	6/16/2006			Line and Curve Data	Kimley-Horn & Associates, Inc.
GD-5	6/16/2006			Grading and Drainage Plan	Kimley-Horn & Associates, Inc.
GD-6	6/16/2006			Grading end Drainage Plan	Kimley-Horn & Associates, Inc.
GD-7	6/16/2006			General Detail Sheet	Kimley-Horn & Associates, Inc.
GD-8	6/16/2006			Cross Section Detail Sheet	Kimley-Horn & Associates, Inc.
SW-1	7/6/2006			Storm Water Management Plan	Kimley-Horn & Associates, Inc.
SW-2	7/6/2006			Storm Water Management Plan	Kimley-Horn & Associates, Inc.
SW-3	7/7/2006			Storm Water Management Plan	Kimley-Horn & Associates, Inc.
UT-1	6/16/2006			Utility Plan Cover Sheet	Kimley-Horn & Associates, Inc.
UT-2	6/16/2006			Utility Plan Notes	Kimley-Horn & Associates, Inc.
UT-3	6/16/2006			Utility Plan	Kimley-Horn & Associates, Inc.
UT-4	6/16/2006			Utility Plan	Kimley-Horn & Associates, Inc.
Electrical
E-1	6/26/2006			Specs, Symbols, Schedules	SEM Architects, Inc.
E-2	6/26/2006			Electrical Site Plan	SEM Architects, Inc.
E-2A	6/26/2006			Partial Photometric Site Plan	SEM Architects, Inc.
E-2B	6/26/2006			Partial Photometric Site Plan	SEM Architects, Inc.
E-2C	6/26/2006			Partial Photometric Site Plan	SEM Architects, Inc.

Riverside Business Center Project # 7759CM01 Date: 9/18/2006	Attachment B

	List of Contract Documents	Lauth Construction, LLC 7887 E. Belleview Ave Suite 900 Englewood, CO 80111

			Latest
Drawing		Latest Revision	Revision
Number	Issued Date	Date	Number	Title	Designer

E-2D	6/26/2006			Partial Photometric Site Plan	SEM Architects, Inc.
E-3	6/26/2006			Overall Floor Plan	SEM Architects, Inc.
E-4	6/26/2006			Enlarged Floor Plan	SEM Architects, Inc.
E-5	6/26/2008			Enlarged Floor Plan	SEM Architects, Inc.
E-6	8/26/2006			Enlarged Floor Plan	SEM Architects, Inc.
E-7	6/26/2006			Single Line Diagram and Panel Schedule	SEM Architects, Inc.
Landscape
LC.1	11/30/2005	11/30/2006	0	Landscape Concept Planning Plan	McCloskey & Peltz, Inc.
LD-1	7/3/2008			Landscape Details Sheet	McCloskey & Peltz, Inc.
LD-2	7/3/2006			Landscape Details Sheet	McCloskey & Peltz, Inc.
LD-3	7/3/2006			Landscape Details Sheet	McCloskey & Peltz, Inc.
LI-1	7/3/2006			Landscape Irrigation Plan	McCloskey & Peltz, Inc.
LI-2	7/3/2008			Landscape Irrigation Plan	McCloskey & Peltz, Inc.
LI-3	7/3/2006			Landscape Irrigation Plan	Landscape Irrigation Plan
LI-4	7/3/2006			Landscape Irrigation Plan	McCloskey & Peltz, Inc.
LN-1	7/3/2006			Landscape General Notes Sheet	McCloskey & Peltz, Inc.
LP-1	7/3/2006			Landscape Planting Plan	McCloskey & Peltz, Inc.
LP-2	7/3/2006			Landscape Planting Plan	McCloskey & Peltz, Inc.
LP-3	7/3/2006			Landscape Planting Plan	McCloskey & Peltz, Inc.
LP-4	7/6/2006			Landscape Planting Plan	McCloskey & Peltz, Inc.
Structural
S-100	11/15/2005	7/5/2006	3	Index, Notes, + Overall Plans	Computerized Structural Design, S.C.
S-101	11/15/2005	7/5/2006	2	Partial Foundation Plan	Computerized Structural Design, S.C.
S-102	11/15/2006	7/5/2006	2	Partial Foundation Plan	Computerized Structural Design, S.C.
S-103	11/11/2005	7/5/2006	3	Partial Roof Plan	Computerized Structural Design, S.C.
S-104	11/15/2005	7/5/2006	3	Partial Roof Plan	Computerized Structural Design, S.C.
S-111	11/15/2005	7/5/2006	2	Elevations	Computerized Structural Design, S.C.
S-112	11/15/2006	7/5/2006	3	Wall Panel Elevations	Computerized Structural Design, S.C.
S-114	11/15/2005	7/5/2006	3	Wall Panel Elevations	Computerized Structural Design, S.C.
S-121	11/15/2005	7/5/2006	2	Foundation Sections and Details	Computerized Structural Design, S.C.
S-122	11/15/2005	7/5/2006	2	Sections and Details	Computerized Structural Design, S.C.
S-123	11/15/2005	7/5/2006	3	Sections and Details	Computerized Structural Design, S.C.
S-124	11/30/2005	7/5/2006	2	Sections and Details	Computerized Structural Design, S.C.
S-125	11/30/2005	7/5/2006	2	Sections and Details	Computerized Structural Design, S.C.

TENANT IMPROVEMENT
SCOPE OF WORK

Tenant — Ulta Cosmetics, LLC
PHOENIX, AZ	May 24, 2007
SITE RELATED MODIFICATIONS:
TRAILER COURT
60’ depth concrete truck apron, 140’ maneuvering space, 10’ dolly pads.
TRAILER PARKING
Phase I: A total of 30 trailer spaces.
Full Expansion: A total of 40 trailer spaces.
TRAILER YARD — GATES
One (1) motorized sliding gate
One (1) manual swing gate
GENERAL BUILDING MODIFICATIONS:
DOCK DOORS
A total of Sixty-Two (62) dock doors will be provided within the demised space. Of this total, Thirty-Five (35) “Fully Outfitted” dock doors located on only North side of the building. Fully Outfitted Doors will include:
•	Dock pit

•	Kelley CM6835-20 6’ (wide) x 8’ (long), 35,000 lb capacity mechanical leveler with 20” lip

•	8” (deep) laminated dock bumpers

•	Kelley Model DSH Dock Seal w/ Hood Style Curtain

•	Dock Light w/ Fan

•	Rite Hite RHR600 Dock Lock or equal
Thirteen (13) existing Dock Pits on the South Side of building will be infilled with concrete to match floor finish. The building standard dock equipment at these 13 openings will be relocated to the modified openings at the north side of building.
The remaining 14 dock doors within the planned demised space will be outfitted as specified in the Base Building Scope of Work.
DRIVE-IN DOORS
A total of three 12’x14’ motor operated drive-in doors will be installed, with one located near the southwest corner of the building and another two (2) located on the north side of the building.
FACILITY AREA:
OFFICE
±13,200 square feet including a $35.06/SF allowance for improvements in this area. This area shall include the following:
•	General Office area including five (5) private offices
•	Lobby/Reception Area
•	Conference Room
•	Work/Copy Room
•	Storage & Vending Area
•	Office One (1) Men’s & One (1) Women’s bathrooms

•	Break/lunchroom to accommodate 150 people
•	Breakroom Men’s & Women’s washrooms to accommodate 200 people
•	Adjacent locker area to accommodate 300 people. Lockers to be provided and installed by Tenant.
DOORS, FRAMES, HARDWARE
Furnish and install 3’0“x7’0” solid core, pre-finished birch veneer door in a hollow metal knockdown frame at finished Office Area, and 3’0“x7’0” Hollow Metal door in a hollow metal knockdown frame at Warehouse Area. Hardware to be 1-1/2” pair of butts per door, door mutes, and Best medium duty lever set (73KC Series).
CASEWORK / CABINETRY
Furnish and install 75 ft of plastic laminate base cabinets with counter top for break room, and open break room areas.
DEMISING WALLS
SEPARATING THE INITIAL SPACE FROM THE EXPANSION SPACE
Furnish and install 1 hr rated — 8” metal stud wall to underside of deck height with 5/8” type ‘x’ drywall on both sides with 1/2” Non- Combustible Plywood on Tenant Side, to 12’-0” AFF and unfaced batt insulation installed in wall cavity.
SEPARATING THE OFFICE AND OPEN BREAK RESTROOMS FROM THE WAREHOUSE AREA
Furnish and install 1 hr rated — 8” metal stud wall to underside of deck height with 5/8” type ‘x’ drywall on both sides with unfaced batt insulation installed in wall cavity.
INTERIOR TENANT PARTITIONS
Furnish and install 3-5/8” metal stud wall with 5/8” type ‘x’ drywall on both sides to 9’-6” above finished floor. The Break Area will receive a movable partition for separation of large area for meeting facility.
ACOUSTICAL CEILINGS
Office area shall have a 2’x4’ suspended metal ceiling grid, installed at 9’ above finished floor. Ceiling tiles to be 2’x4’ nondirectional, square lay-in fissured tile, USG OMNI or Armstrong Cortega. Conference Room to receive 2x4 Tegular Secondlook tile in 9/16” white grid system.
CARPETING
Office and conference room carpeting to be direct glued throughout unless otherwise noted. Provided in allowance at $25/SY.
VINYL COMPOSITE TILE
The break room, utility closet, and storage/copy room to receive 12“xl2“x1/8” Armstrong Standard Excelon tile or equivalent. Computer Room to receive Armstrong Static dissipating VCT or equivalent.
CERAMIC TILE
The all men’s and women’s restrooms are to receive unglazed Dal-tile floor tile throughout with glazed Dal-tile wall tile for wet walls only to a height of 60” above finished floor. Sanitary ceramic base to be included for all perimeter walls.
PAINTING
All walls to receive one (1) prime coat, two (2) eggshell finish coat. Door frames to receive one (1) prime coat and two (2) soft-

gloss alkyd enamel coats. Colors to be selected by Tenant.
FACILITY AREA:
1,465 SF DOCK OFFICE
+/-1,465 SF at $83.81/SF allowance for improvements in this area. This area shall include the following:
•	Ship/Receive general office area for seven (7) people
•	Trucker waiting lounge with unisex bathroom
•	Warehouse bathrooms with two (2) positions each
•	Janitors Closet
•	Finish to match the general office area
FACILITY AREA:
17,400 SF HAZARDOUS MATERIAL STORAGE AREA
17,400 SF HAZMAT Storage Area at $36.64/sf, constructed of 8” 1 hr rated demising wall to structure. Area to receive drywall ceiling at Tenant’s Factory Mutual Representatives’ recommended height, 10’ x 14’ fire rated non-motorized roll-up door, and fire rated shutter for conveyor penetration. Additional Water In-Rack Sprinklers will be installed and all electrical to be NEMA4 & NEMA12 as required Final design to be determined by Tenants Factor Mutual Representatives’ Final Ruling.
FACILITY AREA:
BATTERY CHARGING
One (1) battery charging areas will be constructed, located at the North/West Corner of the building. Area to receive masonry partition to screen exterior glazed building corner. Electrical distribution to a 400amp panel and 200amp sub-panel. Tenant to provide additional Electrical Distribution from Landlord provided Electrical Panels. Area’s floor to be coated with epoxy paint, One (1) manual eyewash station, and One (1) Acid Neutralization basin with drain. Ventilation for this area to be provided per code requirements.
FACILITY SYSTEMS:
FIRE PROTECTION SYSTEM
Fire sprinkler heads will be a semi-recessed chrome pendant, centered in the acoustical ceiling for the office area. All work to be done in accordance with State and local codes and NFPA standards. Existing Warehouse System to be unchanged unless noted.
HEATING, COOLING AND VENTILATION SYSTEMS
OFFICE AREA
The office heating, ventilation, and air conditioning system will consist of electric packaged roof top units providing one (1) ton per 400sf. Sheetmetal ductwork with 24“x24” diffusers will provide the supply air while air return grilles and the ceiling plenum will be the return air system. The system will be designed to maintain 75 degrees Fahrenheit on a 105 degree Fahrenheit outdoor day during summer operation and maintain 70 degrees Fahrenheit on a 32 degree Fahrenheit outdoor day during winter operation.
WAREHOUSE COOLING & VENTILATION
The Warehouse Cooling and Ventilation Systems will consist of Roof Mounted 2- Stage Evaporative Cooling Units with Roof Mounted Exhaust Fans to maintain 90 degree Fahrenheit at 32 feet above floor, on a day with 95 degree Fahrenheit outdoor temperature. Ventilation of Warehouse will meet code required air exchanges per S Occupancy. The pricing for Cooling and Ventilation does not include any heating of the Warehouse space.
HAZARDOUS MATERIAL ROOM COOLING & VENTILATION
The Hazardous Material Storage Room will have an independent 2-stage Evaporative Cooling System with Ventilation to maintain code required air exchanges for an H Occupancy. The pricing for Cooling and Ventilation does not include any heating of the Hazardous Material Storage Room space.
ELECTRICAL SYSTEM
OFFICE LIGHTING
Office lighting is shall consist of 24“x48” three lamp, electronic ballast, lay-in fluorescent fixtures with 18 deep cell parabolic lens. This lighting will be placed at a rate of one fixture (1) per 60sf.
DUPLEX RECEPTACLES
One (1) standard 110v duplex receptacle will be provided for each 225sf of total office space with no less than two (2) duplex receptacles provided in each office. The break room will include electrical for refrigerator, microwave, and vending.
TELEPHONE POWER
One (1) standard 110v quad-receptacle shall be provided at the telephone demark location.
TELEPHONE/DATA OUTLETS
One (1) telephone/data box with pull string to accommodate either fiber-optic, or 50- 100 pair copper cabling to support a T-l line shall be provided for Tenant’s telecommunication vendor in the finished office. Private Offices will receive two (2) electrical boxes and conduits with pull strings, extended above ceiling for Telephone and Data. The Office Conference Room will have One (1) combination floor box for power and data located in the center of the room. The Break Area will receive two (2) combination floor boxes for power and data located at two points under meeting area table. Exact location to be determined. The Open Office Area will receive three (3) Power Poles to be connected to Tenant Provide Systems Furniture. Power will be provide to these locations.
WAREHOUSE ELECTRICAL SERVICE
The Electrical System will consist of one (1) two thousand (2,400) amp, 3-phase, 4-wire 277/480 volt main service, Housed in the building’s common electrical room. Electrical Power to Eight (8) distribution locations with in the Warehouse will be provided. These locations are to provide power for Lighting, Cooling, General Power, Battery Charging, Tiered Pick Module and Mezzanine Areas.
WAREHOUSE LIGHTING
T-5 Fluorescent lighting fixtures are to be furnished and installed complete with panel boards and distribution to achieve 30 foot candles at 36” AFF. Lighting levels have been determined based on a tenant provided racking layout and is designed to provide an average of 30 foot-candles at 36” above finished floor during normal business hours (7 am to 7 pm).
Final lighting layout will be pursuant to final rack drawings (to be provided by the tenant). Additional lighting beyond that anticipated in this proposal (as indicated in the final racking layout) will be provided at additional cost to the tenant.
PLUMBING
RESTROOMS — OFFICE
Within the business office area, the men’s restroom will include: 1 toilet and 1 sink. In addition, the women’s restroom will include 1 toilet and 1 sink. The office restrooms will be served by a shared 20 gallon electric hot water heater.
RESTROOMS — BREAK AREA
Within the break area, the men’s restroom will include: 2 toilets (1 ADA), 2 Bradley style sinks, and 3 Urinals. In addition, the women’s restroom will include 6 toilets (1 ADA) and 2 Bradley style sinks. The break area restrooms will be served by a shared 20 gallon electric hot water heater.
RESTROOMS — DOCK OFFICE
Within the dock office area, the unisex restroom will include: 1 toilet and 1 sink. The office restrooms will be served by a shared 20 gallon electric hot water heater.
RESTROOMS — WAREHOUSE
Within the warehouse area, the men’s restroom will include: 1 toilet and 1 sink. In addition, the women’s restroom will include 1 toilet and 1 sink. The office restrooms will be served by a shared 20 gallon electric hot water heater.
Specified fixtures for the restrooms throughout the facility include the following: Lavatory for vanity: American Standard, “Aqualyn”, model #0476.028, white, self-rimming or equal with a Delta Model 523 WF HDF single lever type faucet assembly with a grid strainer and bright chrome finish.
Wall-hung lavatory: American Standard, “Lucerne”, model 0355.012, white, wall mounted lavatory or equal with a Delta Model 523 WF HDF single lever type faucet assembly with a grid strainer and bright chrome finish.
Toilet: American Standard, “Madera” elongated, 1.5 GPF, model #3043.102 for 17” high handicap and 2234.015 for non- handicap applications or approved equal in white, with an Olsonite #95 seat (U.O.N.).
Urinal: American Standard, “Allbrook”, model 6540.017, or approved equal, white.
OTHER
Two (2) Utility Closets will include one (1) mop sink.
ADDITIONAL ITEMS
Lauth will provide the following additional items:
•	500 KW Diesel Generator with 2,000 Amp Switch for $195,550.00

Riverside - ULTA Tenant Improvement

25-May-07

Activity ID	Activity Name	Original Duration	Start	Finish
Riverside - ULTA Tenant Improvement		191d	09-May-07	11-Feb-08
Client Approvals Phase		11d	09-May-07	23-May-07
1010	Pre-Lease Activites	9d	09-May-07	21-May-07
1020	Lease Execution	2d	22-May-07	23-May-07
Design and Approval Phase		30d	24-May-07	06-Jul-07
2010	Space Planning	5d	24-May-07	31-May-07
2020	Tenant Review & Approval of SP	1d	01-Jun-07	01-Jun-07
2030	60% Construction Docs	10d	04-Jun-07	15-Jun-07
2040	Tenant Review & Approval of 60%	2d	18-Jun-07	19-Jun-07
2050	100% Construction Docs	10d	20-Jun-07	03-Jul-07
2060	Tenant Review & Approval of 100%	2d	05-Jul-07	06-Jul-07
Government Approval Phase		77d	09-Jul-07	24-Oct-07
3010	Submit Permit Documents	0d	09-Jul-07	
3020	COP First Review	33d	09-Jul-07	22-Aug-07
3060	Submit Racking Permit Documents	0d	09-Jul-07	
3070	COP Racking Permit Review	45d	09-Jul-07	10-Sep-07
3030	Make COP Corrections	5d	23-Aug-07	29-Aug-07
3040	Submit to COP w/ Corrections	22d	30-Aug-07	01-Oct-07
3080	Make COP Correction on Racking Permit	5d	11-Sep-07	17-Sep-07
3110	COP 2nd Review of Rack Plans	22d	18-Sep-07	17-Oct-07
3050	Building Permit Issued	0d		01-Oct-07
3090	Submit Racking Permit Corrections	5d	18-Oct-07	24-Oct-07
3100	Racking Permit Issued	0d		24-Oct-07
Bid and Award Phase		27d	09-Jul-07	14-Aug-07
4010	Issue Bid Documents	10d	09-Jul-07	20-Jul-07
4020	Review Bid Proposals	10d	23-Jul-07	03-Aug-07
4030	Submit Recomendations to Tenant	2d	06-Aug-07	07-Aug-07
4040	Award Subcontracts	5d	08-Aug-07	14-Aug-07
Interior Finish Construction		90d	02-Oct-07	11-Feb-08
5010	TI Construction Activities	90d	02-Oct-07	11-Feb-08
5020	Substancial Completion	0d		11-Feb-08*

2007
2008
May June July A S O N D J F M April May June July
Pre-Lease Activites
Lease Execution
Space Planning
Tenant Review & Approval of SP
60% Construction Docs
Tenant Review & Approval of 60%
100% Construction Docs
Tenant Review & Approval of 100%
Submit Permit Documents
COP First Review
Submit Racking Permit Documents
COP Racking Permit Review
Make COP Corrections
Submit to COP w/ Corrections
Make COP Correction on Racking Permit
COP 2nd Review of Rack Plans
Building Permit Issued
Submit Racking Permit Corrections
Racking Permit Issued
Issue Bid Documents
Review Bid Proposals
Submit Recomendations to Tenant
Award Subcontracts
TI Construction Activities
Substancial Completion

Remaining Level of Effort | Remaining ...
Actual Level of Effort | Critical Re...
Actual Work | Project Bas...

Lauth Construction, LLC.

7759CM0101 --- Data Date 09-May-07 --- Page 1 of 1

LAUTH

EXHIBIT C
ACCEPTANCE LETTER AND RENT COMMENCEMENT DATE AGREEMENT
THIS AGREEMENT is made this ___day of                      2007, by and between Southwest Valley Partners, LLC (“Landlord”) and Ulta Cosmetics, Inc., (“Tenant”).
     WHEREAS on                     , 2007, Landlord and Tenant entered into a Lease (the “Lease”) for the Premises consisting of approximately 328,995 sf located in the Riverside Business Center, Phoenix, Arizona, and
     WHEREAS, Landlord and Tenant now desire to set forth the Rent Commencement Date of the Premises and document other acknowledgements pursuant to the Lease;
     NOW THEREFORE, in consideration of the rent reserved herein and their mutual undertakings, Landlord and Tenant agree as follows:
1.	The Rent Commencement Date of the Premises is , 2008, and the Expiration Date is , 2008.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Acceptance Letter And Rent Commencement Date Agreement on the day and year first above written.

TENANT:	LANDLORD:

By:	By:

Printed:	Printed:

Title:	Title:

EXHIBIT D
RULES AND REGULATIONS
     The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto; provided, however, that in the event that any of the following rules and regulations are inconsistent with or contrary to any provisions of the Lease, the terms and conditions of the Lease shall govern and control:
     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.
     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.
     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.
     4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant 100 keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.
     5. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.
     6. Landlord may prescribe weight limitations and determine the locations for heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.
     7. No birds or animals shall be brought into or kept in, on or about any tenant’s leased premises, except as otherwise required by applicable law. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.
     8. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean.
     9. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

     10. No machinery of any kind shall be operated by any tenant on its leased area in a manner that disturbs or interferes with the normal business operations of other tenants without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance, except as otherwise specifically set forth in the Lease.
     11. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.
     12. Tenant shall not sell any type of food from the Premises without the prior written permission of Landlord, except that Tenant may install vending machines only for the use of its employees.
     13. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like or perform oil changes or other maintenance on or wash personal or business vehicles.
     14. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces or areas, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $150.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party. Tenant shall not use more than its proportionate share of parking and common areas as determined by Landlord. Tenant shall not block other tenants’ entrances or loading docks at any time.
     15. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.
     16. Neither Tenant nor Tenant’s employees shall undertake any activity or conduct within the Building, the grounds of the Building or associated parking areas that is in any way disruptive to other tenants or is in any way disruptive to the operation of the Building, as the same is determined by Landlord.

EXHIBIT E
[Intentionally Deleted]

EXHIBIT F
SIGNAGE PROPOSAL

ULTA BEAUTY — *Site Identification*

INDIVIDUAL ILLUMINATED & NON-ILLUMINATED LETTERS

Reference Drawing B53395F for construction & color specifications.

5'-6 1/2"
3'-8 1/8"
14'- 5 1/8"
7 1/2"
ULTA BEAUTY
TYPICAL DRIVE-IN O.H. DOOR

SOUTH ELEVATION

Scale: 3/32" = 1'-0"

Landlord Signature: ______________ Printed Name: ______________ Company: ______________ Date: ______________

Kieffer & CO., INC.

© 2007 KIEFFER & CO., INC.

585 Bond Street - Lincolnshire, IL 60069
PHONE: (847) 520-1255 FAX: (847) 520-1543
www.kieffersigns.com

CUSTOMER: ULTA
LOCATION: Distribution Center, Phoenix, AZ
SALESMAN: LC
DESIGNER: MAK
DATE: 5/23/07

☑ Artwork
☑ Design
☑ Survey

c UL us LISTED

COMPANION FILES

PRODUCTION PROCESSING

Kieffer Item #
Job #
-001
-002
-003
-004

INITIALS: DATE:

REVISION:

B54871

Individual Illuminated & Non-Illuminated Letters

Option 2A-66.5

14'-5 1/8"
12'-0"
5'-6 1/2" overall height
3'-8 1/8"
7 1/2"
8'-4 7/8"
9'-9 5/8"

ULTA
BEAUTY

Iso View

5.54 x 14.42 = 79.88 Square Feet

Letter Set Layout

Scale: 3/8" = 1'-0"

Option 2A-66.5

REMOTE LETTERS

A Neon	Color	6500 KS White
	Dia.	15mm
B Face	Thickness	3/16"
	Color	#7328 White Plexiglas
	Vinyl	N/A
C Return	Depth	5"
	Color	Match #3630-61 Slate Gray
	Gauge	.040" x 5.3" coil
D Retainer	Size	Medium
	Color	Paint to match return
	Type	Aluminm
E Backs	Material	Aluminum
	Gauge	.063"
G Tube Support	Type	Glass
H Transformer	Type	Standard
	MA	60

I Spacers	Material	N/A
	Depth	N/A
J Screws	Size	#8 - 1/2" Phillips HD.
	Color	To match retainer
K Mounting	Internal	1/4" Rivnut
	External	1/4" Threaded rod
L Insulated Boot		Standard
M GTO Sleeve	Insulated	Standard
N Switch	Type	Disconnect/Toggle

*SPST disconnect switch located behind wall.
*All electrical outs located per raceway or remote application.
*2 weep holes per letter required (3/8" dia.).
*Caulk required.

2 'BEAUTY' LETTERS will be flat cut out ½" aluminum plate. Letters will have a WHITE urethane enamel finish as noted. Flush/stud mount to wall.

Note: All electrical to be out the bottom of the letters & swoosh

Landlord Signature: ______________ Printed Name: ______________ Company: ______________ Date: ______________

Kieffer & Co., Inc.

© 2007 Kieffer & Co., Inc.

585 Bond Street • Lincolnshire, IL 60069
Phone: (847) 520-1255 Fax: (847) 520-1543
www.kieffersigns.com

Customer: ULTA
Location: Distribution Center, Phoenix, AZ
Salesman: LC
Designer: LMK
Date: 2/13/07

☑ Artwork
☑ Design
☑ Survey

c UL us LISTED

COMPANION FILES

PRODUCTION PROCESSING

Kieffer Item # ______
Job # ______
-001 ______
-002 ______
-003 ______
-004 ______

INITIALS: DATE:

REVISION:

B53395F

ULTA BEAUTY

Site Identification

ULTA COSMETICS
301,955 SF
EXPANSION SPACE
301,955 SF
LOWER BUCKEYE ROAD

Proposed location of illuminated letters.

1 SITE PLAN - LEASE EXHIBIT

Kieffer & CO., INC.

© 2007 Kieffer & Co., Inc.

585 Bond Street - Lincolnshire, IL 60069
PHONE: (847) 520-1255 FAX: (847) 520-1543
www.kieffersigns.com

CUSTOMER: ULTA
LOCATION: Distribution Center, Phoenix, AZ
SALESMAN: LC
DESIGNER: MAK
DATE: 5/23/07

☑ Artwork
☑ Design
☑ Survey

c UL us LISTED

COMPANION FILES

PRODUCTION PROCESSING

Kieffer Item #
Job #
-001
-002
-003
-004

INITIALS: DATE:

REVISION:

B54871A

Landlord Signature: ____________ Printed Name: ____________ Company: ____________ Date: ____________

ULTA BEAUTY

Site Identification

INDIVIDUAL ILLUMINATED & NON-ILLUMINATED LETTERS

Reference Drawing B54455D for construction & color specifications.

14'- 5 1/8"
5'-6 1/2"
3'-8 1/8"
7 1/2"
ULTA BEAUTY
TYPICAL DRIVE-IN O.H. DOOR

SOUTH ELEVATION

Scale: 3/32" = 1'-0"

Landlord Signature: ____________ Printed Name: ____________ Company: ____________ Date: ____________

Kieffer & CO., INC.

© 2007 KIEFFER & CO., INC.

515 Bond Street - Lincolnshire, IL 60069
PHONE: (847) 520-1256 FAX: (847) 520-1543
www.kieffersigns.com

CUSTOMER: ULTA

LOCATION: Distribution Center, Phoenix, AZ

SALESMAN: LC

DESIGNER: MAK

DATE: 5/23/07

☑ Artwork
☑ Design
☑ Survey
All boxes checked to Enter Order

c UL us LISTED

COMPANION FILES

PRODUCTION PROCESSING

Kieffer Item #

Job #

-001

-002

-003

-004

INITIALS: DATE:

REVISION:

B54885

Individual Illuminated & Non-Illuminated Letters

Option 2B-66.5

14'-5 1/8"
12'-0"
1
ULTA
BEAUTY
2
5'-6 1/2" overall height
3'-8 1/8"
7 1/2"
1
8'-4 7/8"
9'-9 5/8"

Iso View
DAY

1
ULTA
BEAUTY
2
1

ULTA

Iso View
NIGHT

Scale: 3/8" = 1'-0"

Letter Set Layout

Option 2B-66.5

Note: All electrical to be out the bottom of the letters & swoosh

1 REMOTE LETTERS

C
D
A
D
E
C
M
L
J
N
H
K

A	ILLUMINATION	COLOR	6500 KS WHITE COLD CATHODE
		DIA.	15MM
B	FACE	THICKNESS	3/16"
		COLOR	CLEAR ACRYLIC
		VINYL	SEE FACE NOTE
C	RETURN	DEPTH	5"
		COLOR	MATCH 3M #3630-61 SLATE GRAY
		GAUGE	.040" X 5.3" COIL
D	RETAINER	SIZE	MEDIUM
		COLOR	PAINT TO MATCH RETURN
		TYPE	ALUMINUM
E	BACKS	MATERIAL	ALUMINUM
		GAUGE	.063"
G	TUBE SUPPORT	TYPE	GLASS
H	TRANSFORMER	TYPE	STANDARD
		MA	60

I	SPACERS	MATERIAL	N/A
		DEPTH	N/A
J	SCREWS	SIZE	#8 - 1/2" PHILLIPS HD.
		COLOR	TO MATCH RETAINER
K	MOUNTING	INTERNAL	1/4" RIVNUT
		EXTERNAL	1/4" THREADED ROD
L	INSULATED BOOT		STANDARD
M	GTO SLEEVE INSULATED		STANDARD
N	SWITCH	TYPE	DISCONNECT/TOGGLE

*SPST DISCONNECT SWITCH LOCATED BEHIND WALL.
*ALL ELECTRICAL OUTS LOCATED FOR RACEWAY OR REMOTE APPLICATION.
*2 WEEP HOLES PER LETTER REQUIRED (3/8" DIA.).
*CAULK REQUIRED.

FACE NOTE:
LETTER FACES will be CLEAR acrylic w/ 3M #DN00222 GRAY Dual Color Film applied to 1st surface. 3M #3630-70 White Diffuser Film will be applied to 2nd surface of face.

2 "BEAUTY" LETTERS will be flat cut out ½" aluminum plate. Letters will have a urethane enamel finish to match 3M #3630-61 SLATE GRAY. Flush/stud mount to wall.

Landlord Signature: ____________ Printed Name: ____________ Company: ____________ Date: ____________

Kieffer & CO., INC.

© 2007 KIEFFER & CO., INC.

585 Bond Street - Lincolnshire, IL 60069
PHONE: (847) 520-1255 FAX: (847) 520-1543
www.kieffersigns.com

CUSTOMER: ULTA
LOCATION: Distribution Center, Phoenix, AZ
SALESMAN: LC
DESIGNER: LMK
DATE: 2/14/07

☒ Artwork
☒ Design
☒ Survey
All boxes checked to Enter Order

C UL US LISTED

COMPARISON FILES

PRODUCTION PROCESSING
Kieffer Item #
Job #
-001
-002
-003
-004

REVISION:	INITIALS:	DATE:
A Rev illumination designation	DwB	4/13/07
B		
C		
D		
E		
F		
G		
H		
I		
J		

B54455D

ULTA BEAUTY

Site Identification

ULTA COSMETICS
301,955 SF
EXPANSION SPACE
301,955 SF
LOWER BUCKEYE ROAD

Proposed location of illuminated letters.

1 SITE PLAN - LEASE EXHIBIT

Landlord Signature: ____________ Printed Name: ____________ Company: ____________ Date: ________

Kieffer & CO., INC.

© 2007 KIEFFER & CO., INC.

585 Bond Street - Lincolnshire, IL 60069
PHONE: (847) 520-1295 FAX: (847) 520-1543
www.kieffersigns.com

CUSTOMER: ULTA
LOCATION: Distribution Center Phoenix, AZ
SALESMAN: LC
DESIGNER: MAK
DATE: 5/23/07

☑ Artwork
☑ Design
☑ Survey
All boxes checked to Enter Order

c UL us LISTED

COMPANION FILES

PRODUCTION PROCESSING
Kieffer Item #
Job #
-001
-002
-003
-004

INITIALS: DATE:

REVISION:

B54885A

EXHIBIT G
Subordination, Non-disturbance and Attornment Agreement

Snell & Wilmer
One Arizona Center
Phoenix, Arizona 85004-000 1
Attention: David J. Carroll
For Recorder’s Use
SUBORDINATION, ATTORNMENT
AND NON-DISTURBANCE AGREEMENT

DATE:	June, ___ 2007

PARTIES:
ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware corporation, whose address is Windham Lakes Business Park, 1275 Windham Drive, Romeoville, Illinois 60446 (“Lessee”); JPMORGAN CHASE BANK, N.A., a national banking association, 201 North Central, 14th Floor, AZ1-1240, Phoenix, Arizona 85004 (“Lender”).

RECITALS:
     A. Lender has made a loan to SOUTHWEST VALLEY PARTNERS, LLC, an Indiana limited liability company (“Borrower”), in the maximum principal amount of $27,850,000.00 (the “Loan”).
     B. As security for repayment of the Loan and performance of Borrower’s obligations to Lender, Borrower has executed and delivered to Lender, among Other things, that certain Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement), dated September 13, 2005, by Borrower, as “Trustor”, in favor of Lender, as “Beneficiary” and “Trustee”, recorded on September 13, 2005, as Instrument No. 20051342888, in the Official Records of Maricopa County, Arizona, as amended by that certain First Amendment to Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement), dated January 30, 2006, by and between Borrower and Lender, recorded on February 3, 2006, as Instrument No. 20060165332, in the Official Records of Maricopa County, Arizona and that certain Second Amendment to Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement), dated December 14, 2006, by and between Borrower and Lender, recorded on January 9, 2007, as Instrument No. 20070033614 (as amended the “Deed of Trust”), wherein Lender is grantee and granting to the Lender a lien on the real property described in Exhibit A attached hereto and made a part hereof by this reference (the “Property”).
     C. Lessee claims an interest in the Property by virtue of a Lease (the “Lease”) made by and between Lessee and Borrower, as lessor, dated                      covering a portion of the Property and improvements thereon.

1

     D. Lender has agreed to make the Loan to Borrower, but only if, among other things, Lessee subordinates any and all right, title, and interest it now has or hereafter acquires in and to the Property to the lien of the Deed of Trust.
     NOW, THEREFORE, in consideration of Lender’s agreement to make the Loan, the parties agree as follows:
     AGREEMENTS:
     1. Subordination. Subject to the terms and conditions of this Agreement, Lessee hereby completely and unconditionally subjects and subordinates any and all right, title, liens, claims, and interest it now has or hereafter acquires in and to the Property whether pursuant to the Lease or otherwise to Lender’s liens on and claims against the Property. Lessee agrees that its subordination hereunder shall apply to the full extent of all principal advanced under the Loan, together with all accrued and accruing interest, and together with all other amounts secured by the Deed of Trust, including without limitation, all attorneys’ fees and costs incurred by Lender in connection with the Loan or the Property. Lessee hereby agrees that, subject to the terms and conditions of this Agreement, the Deed of Trust and any and all claims or liens hereafter acquired by Lender in and to the Property are prior and superior to any and all right, title, claims, liens, or interest now held or hereafter acquired by Lessee in and to the Property. This subordination shall extend to any and all increases, renewals, extensions, modifications, substitutions, and consolidations of the Deed of Trust, of the Loan, and of any other documents securing the Loan, and Lender may, without notice or demand, and without affecting the subordination hereunder, (a) renew, compromise, extend, accelerate, or otherwise change the time for payment of or otherwise change the terms of the Loan or any part thereof, including, without limitation, increases or decreases in the principal amount of the Loan and the interest rate thereon, (b) waive or release any part of its lien on the Property, (c) apply proceeds from the sale of the Property and direct the order or manner of sale thereof as Lender, in its discretion, may determine, and (d) assign its rights hereunder or under the Loan, or both, in whole or in part. Lessee further declares, agrees and acknowledges that, in making disbursements of the Loan, Lender has no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom they are disbursed by Lender, and any application or use of such proceeds for purposes other than those provided for in connection with the Loan shall not defeat the subordination made in this Agreement, in whole or in part.
     2. Reliance. Lessee acknowledges that the Loan and/or advances thereof would not have been made by Lender without the giving of this Agreement by Lessee and further acknowledges that Lender is relying upon this Agreement in making the Loan and/or advances thereof to Borrower.
     3. Transfer of Lease. Any transfer or encumbrance of the Lease or Lessee’s interest therein by Lessee shall be subject to the terms of this Agreement. Lessee hereby agrees to notify any purchaser, assignee, or encumbrancer of the Lease of the terms of this Agreement.

     4. Representations and Warranties. Lessee represents and warrants to Lender that as of the date of this Agreement:
          (a) The Lease is in full force and effect, and has not been amended or modified in any way; and there are no documents or written agreements between Lessee and Borrower with respect to the Lease, except those disclosed herein;
          (b) Lessee’s interests under the Lease have not been assigned or transferred, whether for purposes of security or otherwise, and Lessee has all the requisite power and authority to enter into this Agreement with Lender;
          (c) Lessee will faithfully perform all obligations of the lessee under the terms of the Lease in accordance with the terms and conditions thereof and subject to Lessee’s rights and remedies set forth therein;
          (d) Lessee has prepaid no rent except as specifically set forth in the Lease; and
          (e) To the best of Lessee’s knowledge, no uncured event of default or breach on the part of Borrower or Lessee has occurred under the Lease and, as of the date of this Agreement, no event has occurred which gives Lessee the right to terminate the Lease or otherwise claim defenses, offsets or damages.
     5. Covenants. Lessee covenants and agrees that:
          (a) Lessee will not pay any installment of rent or any part thereof more than one (1) month prior to the due date of such installment;
          (b) No modification of the terms of the Lease relating to the payment of rent or the term thereof shall be binding upon Lender unless Lender has specifically consented thereto in writing; and
          (c) Lender may enter upon the Property and inspect the same upon providing such prior notice thereof to Lessee as is required by the Lease.
     6. Defaults. Lessee covenants and agrees to give Lender a copy of any notice of default under the Lease served upon the Borrower as landlord, and to permit Lender to cure any default of Borrower as landlord within the longer of (i) the same period of time provided to Borrower under the Lease and (ii) fifteen (15) days; provided, however, that if Lessee’s notice of default also includes an election by Lessee that it intends to terminate the Lease as a result of Borrower’s default thereunder in accordance with Lessee’s rights under the Lease, then Lessee covenants and agrees that Lender shall have an additional thirty (30) days to cure the default of Borrower as landlord before Lessee’s termination of the Lease shall become effective. Lessee agrees that the correction of any such default by Lender shall have the same effect and be treated as a correction by Borrower.

     7. Attornment. If the interests of Borrower shall be transferred by reason of foreclosure or exercise of power of sale or other proceeding for enforcement of the Deed of Trust, or by reason of a deed in lieu of foreclosure, Lessee shall be bound to the person acquiring the interests of landlord (the “Purchaser”) under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the lessor under the Lease. Lessee does hereby attorn to the Purchaser, including Lender, if it is the Purchaser, as its landlord, said attornment to be effective and self-operative without the execution of any further instruments upon Purchaser succeeding to the interest of the landlord under the Lease so long as any such Purchaser, including Lender, agrees to recognize the Lease and Lessee’s rights thereunder.
     8. Non-Disturbance. Provided Lessee is not in default in payment of rent, taxes, utility charges, or other sums payable by Lessee under the terms of the Lease, nor in default in the performance of any other covenant or provision of the Lease or this Agreement beyond any applicable notice and cure period, then neither the right of possession of Lessee to the portion of the Property subject to the Lease, nor any other rights of Lessee under the Lease, shall be affected or disturbed by Lender in the exercise of any of its rights or remedies under the Deed of Trust or by any Purchaser who acquires the interests of the landlord under the Lease as a result of Lender’s exercise of its rights or remedies under the Deed of Trust. Lender hereby covenants and agrees that it shall not name or join Lessee in any action taken by Lender against the Borrower pursuant to the Deed of Trust, unless Lender is required to name Lessee as a party in interest in order to legally take such action.
     9. Direct Payment. Lessee agrees that upon receipt of written request therefor by Lender, rental payments will be made directly to Lender or its order at such place as Lender shall direct. Borrower hereby authorizes Lessee to accept such request from Lender and waives all claims against Lessee for any sums so paid at Lender’s request and direction.
     10. Liability of Lender. Notwithstanding anything to the contrary contained in this Agreement, Lender and its successors and assigns shall not, by virtue of this Agreement, be or become subject to any liability or obligation to Lessee under the Lease or otherwise, unless Lender or its successors and assigns shall obtain title to the Property, by foreclosure or otherwise; and, moreover, Purchaser in acquiring the interest of Borrower as a result of any such action or proceeding, and its successors and assigns, shall not be: (a) liable for any act or omission of any prior landlord under the Lease (including Borrower) except for any act or omission with respect to which it received a written notice and opportunity to cure from Lessee provided that the Lender named herein shall not be so liable unless the Lender holds title to the Property for sixty (60) days or more; or (b) liable for any damages or other relief attributable to any latent or patent defects in construction with respect to any portion of the Property except for any damages or other relief attributable to latent or patent defects with respect to which it received notice and an opportunity to cure from Lessee provided that the Lender named herein shall not be so liable unless the Lender holds title to the

Property for sixty (60) days or more; or (c) subject to any offsets or defenses which Lessee might have against any prior landlord under the Lease (including Borrower) except for any offsets or defenses relating to any act or omission with respect to which it received a notice and opportunity to cure from Lessee provided that the Lender named herein shall not be so liable unless the Lender holds title to the Property for sixty (60) days or more; or (d) bound by any amendment or modification of the Lease relating to the payment of rent or the term of the Lease made without Lender’s prior written consent; or (e) bound by, or responsible for, any security deposit paid by Lessee (unless delivered to and held by Lender); or (f) bound by or responsible for or affected by any purchase option contained in the Lease, which provisions shall be of no force and effect upon the Lender or its successors or assigns. Upon Purchaser’s succession to Borrower’s interest in the Property, to the extent there are existing obligations of Borrower under the Lease to construct the Improvements (as such term is defined in the Lease), Purchaser may either (y) complete the Improvements pursuant to the terms of the Lease subject to the agreement of Purchaser and Borrower to a reasonable revised Fixturing Entry Date (if necessary) or (z) deliver written notice to Lessee of Purchaser’s election not to complete the Improvements at which time Lessee may either (i) terminate the Lease or (ii) complete the Improvements whereupon Lessee shall have the right to offset the costs of completion against rent payable under the Lease up to the amount of the difference between the Allowance (as defined therein) and the cost of that portion of the Improvements which have been completed, as amount is mutually determined by Purchaser and Lessee. Regardless of anything in the Lease or this Agreement to the contrary, in acquiring the interest of Borrower as a result of such action or proceeding, Purchaser shall not have any obligation or liability beyond its interest in the Property. Lessee shall look exclusively to Purchaser’s interest in the Property for payment and discharge of any of Purchaser’s obligations under this Agreement or under the Lease. Lessee shall not collect or attempt to collect any judgment based upon such obligations out of any other assets of Purchaser. In addition, upon any sale or transfer of its interest in the Property, Purchaser shall have no further obligation under the Agreement or the Lease with respect to matters occurring after such sale or transfer. By executing this Agreement, Borrower specifically acknowledges and agrees that nothing contained in this Section shall impair, affect, lessen, abrogate or otherwise modify the obligations of Borrower to Lessee under the Lease.
     11. No Assumption. Notwithstanding any other provisions contained in this Agreement, Lender does not assume any responsibility or liability for any acts or conduct by any other person other than Lender, including, but not limited to, a purchaser at foreclosure or trustee’s sale or grantee under deed in lieu of foreclosure.
     12. Notices. Whenever and wherever in this Agreement, the Lease, or in any proceeding involving the foreclosure or attempt to foreclose pursuant to the Deed of Trust it shall be required or permitted that a notice or demand be given, such notice or demand shall be in writing and be deemed to have been given or served upon receipt or refusal of receipt after being mailed, postage prepaid, by certified, registered, or express mail, return receipt requested, by overnight mail or by national courier (such as UPS and Federal Express) or when delivered in person to the appropriate address set forth above or to such other address as may be hereafter designated by any party thirty (30) days in advance by proper notice to the other.
     13. Amendments. No amendment or modification of this Agreement shall be valid or binding unless in writing, signed by the party or parties to be bound thereby.
     14. No Merger. Borrower, Lessee and Lender agree that unless Lender shall otherwise consent in writing, Borrower’s estate in and to the Property and the leasehold estate created by the Lease shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Borrower or Lessee or any third party by purchase, assignment or otherwise.
     15. Reliance. Lessee acknowledges that Lender is relying on the representations, certifications and undertakings made by Lessee in this Agreement in extending credit to Borrower.
     16. Estoppel Certificates. Lessee hereby acknowledges and agrees that if requested by Borrower, as landlord under the Lease, Lessee shall provide a copy of any Estoppel Certificate executed by Lessee under the terms and conditions of the Lease directly to Lender or to any person designated by Lender.
     17. Nondisturbance Agreement. This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement from Lender so long as the Deed of Trust recorded by Borrower for the use and benefit of Lender remains in full force and effect.
     18. Severability; Choice of Law. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall, at the option of the Lender, not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the internal law of the State in which the Property is located.
     19. Successors. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.
     20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.
     21. Recordation. This Agreement shall be recorded in the Official Records of Maricopa County, Arizona promptly upon the mutual execution hereof by Lessee, Lender and Borrower.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ULTA SALON, COSMETICS & FRAGRANCE, INC., a Delaware
corporation

By:

Name:

Title:

“Lessee"

JPMORGAN CHASE BANK, N.A., a national banking
association

By:

Name:

Title:

“Lender"

Acknowledged and agreed to by Borrower:

SOUTHWEST VALLEY PARTNERS, LLC, an Indiana limited
liability company

By:

Name:

	Title:	Manager

“Borrower"

STATE OF	)
	)	ss.
COUNTY OF	)
     This instrument was acknowledged before me on                     , 2007, by ___the                      of Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation, on behalf of the corporation.
Notary Public
My Commission Expires:

STATE OF	)
	)	ss.
COUNTY OF	)
     This instrument was acknowledged before me on                     , 2007, by                     , the                      of JPMorgan Chase Bank, N.A., a national banking association, on behalf of the bank.
Notary Public
My Commission Expires:

STATE OF	)
	)	ss.
COUNTY OF	)
     This instrument was acknowledged before me on                     , 2007, by                      the Manager of Southwest Valley Partners, LLC, an Indiana limited liability company, on behalf of the company.
Notary Public
My Commission Expires:

EXHIBIT H
LANDLORD’S WAIVER AND CONSENT
[Revisions subject to Wachovia’s review]
     THIS LANDLORD’S WAIVER AND CONSENT (“Waiver and Consent”) is made and entered into as of this ___day of                     , by and between                     , a                      (“Landlord”), and Wachovia Capital Finance Corporation (Central), an Illinois corporation (“Lender”), in its capacity as Collateral Agent (“Agent”) for various lenders (“Lenders”).
     A. Landlord is the owner of the real property commonly known as                      (the “Premises”).
     B. Landlord has entered into a certain Lease Agreement (together with all amendments and modifications thereto and waivers thereof, the “Lease”) with Ulta Salon, Cosmetics & Fragrance, Inc. (“Company”), with respect to the Premises.
     C. Agent and the Lenders have entered into a certain Second Amended and Restated Loan and Security Agreement with Company (as amended from time to time, the “Credit Agreement”), and to secure the obligations arising under such Credit Agreement, Company has granted to Agent for its benefit and the benefit of the Lenders a security interest in and lien upon certain assets of Company which assets may from time to time be located at the Premises, including, without limitation, all of Company’s cash, cash equivalents, goods, inventory, machinery, equipment, and furniture and trade fixtures (such as equipment bolted to floors), together with all additions, substitutions, replacements and improvements to, and proceeds of, the foregoing, but excluding building fixtures (such as plumbing, lighting, HVAC systems and improvements or equipment installed by Landlord as part of the Improvements and other fixtures not constituting trade fixtures) (collectively, the “Collateral”).
     NOW, THEREFORE, in consideration of any financial accommodations extended by Agent and the Lenders to Company at any time, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Landlord acknowledges that (a) the Lease is in full force and effect and (b) Landlord is not aware of any existing default under the Lease.
     2. Landlord will use commercially reasonable efforts to provide Lender with written notice of any default by Company under the Lease resulting in termination of the Lease (a “Default Notice”). Agent shall have at least 15 days following receipt of such Default Notice to cure such default, but Agent shall not be under any obligation to cure any default by Company under the Lease. No action by Agent pursuant to this Waiver and Consent shall be deemed to be an assumption by Agent or any Lender of any obligation under the Lease, and, except as provided in paragraphs 5, 6, 7 and 8 below, neither Agent nor any Lender shall have any obligation to Landlord hereunder.

     3. Landlord acknowledges the validity of Lender’s lien on the Collateral and, until such time as the obligations of Company to Agent and the Lenders are indefeasibly paid in full, Landlord waives any interest in the Collateral and agrees not to distrain or levy upon any Collateral or to assert any landlord lien, right of distraint or other claim against the Collateral for any reason, provided that the foregoing provision shall not prevent Landlord from suing the Company for rent or other charges owing under the Lease.
     4. Landlord agrees that the Collateral consisting of trade fixtures such as equipment bolted to the floor shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property.
     5. Prior to a termination of the Lease, Agent or its representatives or invitees may enter upon the Premises at any time without any interference by Landlord to inspect, remove, sell or otherwise dispose of any or all of the Collateral, subject, in each case, to any restrictions contained in any applicable restrictive covenants, easements or other documents recorded in the applicable public records against the Premises, publicly stated rules or regulations or governing laws (“Sale Restrictions”). Lender will use commercially reasonable efforts to provide Landlord with prior written notice of its intention to enter onto the Premises to conduct any sale, removal or disposition of Collateral.
     6. Upon a termination of the Lease, Landlord will permit Agent and its representatives and invitees to occupy and remain on the Premises; provided, that (a) such period of occupation (the “Disposition Period”) shall not exceed up to 60 days following receipt by Agent of a Default Notice or, if the Lease has expired by its own terms (absent a default thereunder) and the Company has failed to remove all of the Collateral from the Premises, up to 45 days following Agent’s receipt of written notice from Landlord of such failure, (b) for the actual period of occupancy by Agent, Agent will pay to Landlord all Rent and other charges due and payable by the Company under the Lease (including, without limitation, taxes, common area maintenance costs and insurance, but excluding any percentage rent) which becomes due under the Lease pro-rated on a per diem basis determined on a 30-day month, and shall provide and retain liability and property insurance coverage, electricity and heat to the extent required by the Lease, and (c) such amounts paid by Agent to Landlord shall exclude any rent adjustments, indemnity payments or similar amounts for which the Company remains liable under the Lease for default, holdover status or other similar charges. Agent’s right to occupy the Premises during the Disposition Period is condition on Agent providing Landlord with written notice no later than ten (10) business days following its receipt of a Default Notice.
     7. During any Disposition Period, (a) Agent and its representatives and invitees may inspect, repossess, remove and otherwise deal with the Collateral, and Agent may, subject to any applicable Sale Restrictions, advertise and sell or otherwise dispose of the Collateral at the Premises, in each case without interference by Landlord or liability of Agent to Landlord, and (b) Agent shall make the Premises available for inspection by Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises. If Agent conducts a sale of the Collateral at the Premises, Agent shall use commercially reasonable efforts to provide Landlord first with notice and to conduct such sale in a manner that would not unduly disrupt Landlord’s or any other tenant’s use of the Premises. In no event shall Agent disturb or interfere with other tenants’ rights of quiet enjoyment of their leased space and no auction or other advertised sale shall be held by Agent at the Premises. Upon request by the Landlord, Agent shall promptly provide Landlord with evidence that commercially reasonable insurance is in force throughout Agent’s period of possession.
     8. Agent shall promptly repair, at Agent’s expense, or reimburse Landlord for any physical damage to the Premises actually caused by the conduct of any sale, removal or other disposition of Collateral by or through Agent (ordinary wear and tear excluded). Agent shall not be liable for any diminution in value of the Premises caused by the absence of Collateral removed. Agent shall not have any duty or obligation to remove or dispose of any Collateral or any other property left on the Premises by Company, and Landlord shall be fully entitled to remove and dispose of the same to the extent remaining following the Disposition Period.
     9. All notices hereunder shall be in writing, sent by certified mail, return receipt requested or by telecopy, to the respective parties and the addresses set forth on the signature page or at such other address as the receiving party shall designate in writing, with a copy to the following:
Lauth Group, Inc.
401 Pennsylvania Parkway
Indianapolis, IN 46280
Attn: General Counsel
Telephone: (317) 575-3098
Facsimile: (317) 564-3098
Electronic Address: vback@lauth.net
     10. This Waiver and Consent may be executed in any number of several counterparts, shall be governed and controlled by, and interpreted under, the laws of the state in which the Premises are located and shall inure to the benefit of Agent and its successors and assigns and shall be binding upon Landlord and its successors and assigns (including any transferees of the Premises).
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, this Landlord’s Waiver and Consent is entered into as of the date first set forth above.

“LANDLORD”

Southwest Valley Partners, LLC,
an Indiana limited liability company

Attention:	By:

Telephone:	Name:

Facsimile:	Title:

Landlord’s Notice Address: Southwest Valley Partners, LLC 7887 E. Belleview Avenue, Suite 900 Englewood, CO 80111 Attn: Austin W. Lehr

With a copy to: Lauth Group, Inc. 401 Pennsylvania Parkway Indianapolis, IN 46280 Attn: General Counsel

“AGENT”

Wachovia Capital Finance Corporation (Central), an Illinois corporation

Attention:	By:

Telephone:	Name:

Facsimile:	Title:

Lender’s Notice Address: Wachovia Capital Finance Corporation (Central), as agent 150 South Wacker Drive Chicago, IL 60606-440 Attn: Portfolio Manager

EXHIBIT J
MEMORANDUM OF LEASE

PREPARED BY AND RETURN
TO AFTER RECORDING:
Alison Richter, Esq.
Ulta Salon, Cosmetics & Fragrance
1275 Windham Parkway
Romeoville, IL 60446
(above space for recording only)

MEMORANDUM OF LEASE
     Notice is hereby given that Southwest Valley Partners, LLC, an Indiana limited liability company (“Landlord”) having an address of 401 Pennsylvania Parkway, Indianapolis, Indiana 46280, and Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (“Tenant”) having an address of 1275 Windham Drive, Romeoville, Illinois 60446, have entered into a Lease (the “Lease”), dated                     , 2007, pertaining to certain premises located within the real property described in Exhibit A attached hereto (the “Site”). The initial term of such Lease is one hundred twenty seven (127) months, and Tenant has the option to extend such term for up to three (3) renewal periods of five (5) years each. Among other things, the Lease grants to Tenant the right along with Landlord and other tenants at the Site to use the Common Area of the Site, including, without limitation, roads, driveways and parking areas, all as detailed more fully in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum of Lease as of the ___ day of                     , 2007.

LANDLORD:

Southwest Valley Partners, LLC
an Indiana limited liability company

Witness:

By:

Name:

Title:

TENANT:

Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation
Witnesses:
By:

Alex J. Lelli, Jr.

Sr. Vice President Growth and Development

STATE OF INDIANA	)
	)	ss.
COUNTY OF HAMILTON	)
     The foregoing instrument was acknowledged before me this ___day of                    , 2007, by                      as                     , on behalf of Southwest Valley Partners, LLC, an Indiana limited liability company, on behalf of Landlord.

Notary Public

My Commission expires:

[NOTARY SEAL]

STATE OF	)
	)	ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this ___day of                    , 20___, by Alex J. Lelli, Jr. as Senior Vice President Growth and Development of Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation, on behalf of the Tenant.

Notary Public

My Commission expires:

[NOTARY SEAL]

EXHIBIT A
LEGAL DESCRIPTION
[See Attached]

EXHIBIT A-1

Option 1

BATTERY
4,500 SF
FRAGRANCE
CAGE
21,000 SF
PREMISES
329,012 SF
EXPLOSION
ROOM
17,400 SF
EXPANSION
94,657 SF
96,880 SF
83,360 SF
ASPHALT
TRUCK COURT
CONCRETE APRON

1 SITE PLAN - LEASE EXHIBIT

LAUTH

Architects Inc

SITE PLAN - LEASE EXHIBIT

RIVERSIDE BUSINESS CENTER
SHELL BUILDING
4570 W. Lower Buckeye Road
Phoenix, AZ 85043

Ex-A1

SITE PLAN - LEASE EXHIBIT

EXHIBIT A-1

Option 2

BATTERY
4,500 SF
FRAGRANCE CAGE
21,000 SF
PREMISES
329,012 SF
EXPLOSION ROOM
17,400 SF
EXPANSION
108,177 SF
83,360 SF
83,360 SF

1 SITE PLAN - LEASE EXHIBIT

LAUTH

M Architects Inc

SITE PLAN - LEASE EXHIBIT

RIVERSIDE BUSINESS CENTER
SHELL BUILDING
4570 W. Lower Buckeye Road
Phoenix, AZ 85043

Ex-A1

EXHIBIT A-1

Option 3

BATTERY
4,500 SF
FRAGRANCE
CAGE
21,000 SF
PREMISES
329,012 SF
EXPLOSION
ROOM
17,400 SF
EXPANSION
108,177 SF
69,840 SF
96,880 SF
LAUTH
SITE PLAN - LEASE EXHIBIT
RIVERSIDE BUSINESS CENTER
SHELL BUILDING
4570 W. Lower Buckeye Road
Phoenix, AZ 85043
Ex-A1

1 SITE PLAN - LEASE EXHIBIT

EXHIBIT A-1

Option 4

BATTERY
4,500 SF
FRAGRANCE CAGE
21,000 SF
PREMISES
329,012 SF
EXPLOSION ROOM
17,400 SF
EXPANSION
123,920 SF
150,997 SF
CONCRETE APRON

1 SITE PLAN - LEASE EXHIBIT

LAUTH
SITE PLAN - LEASE EXHIBIT
RIVERSIDE BUSINESS CENTER
SHELL BUILDING
4570 W. Lower Buckeye Road
Phoenix, AZ 85043
Ex-A1

EXHIBIT K
RELEASE OF MEMORANDUM OF LEASE
PREPARED BY AND RETURN
TO AFTER RECORDING:
Gregory J. Morical
Lauth Group, Inc.
401 Pennsylvania Parkway
Indianapolis, IN 46280
(above space for recording only)
RELEASE OF MEMORANDUM OF LEASE
     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (“Tenant”), having an address of Windham Lakes Business Park, 1275 Windham Drive, Romeoville, Illinois 60446, hereby releases the real property more particularly described in Exhibit A and attached hereto, from that certain Memorandum of Lease recorded in the Office of the Recorder of                     , Arizona, as Instrument Number

     IN WITNESS WHEREOF, this Release of Memorandum of Lease has been executed and delivered this            of                     , 2007.

ULTA SALON, COSMETICS & FRAGRANCE, INC.

By:

Printed:

Title:

STATE OF	)
	)	ss.
COUNTY OF	)
     Before me, a Notary Public in and for said County and State, personally appeared                      a(n)                      of Ulta Salon, Cosmetics & Fragrance, Inc., who, after having been duly sworn, acknowledged the execution of the foregoing Release of Memorandum of Lease for and on behalf of Ulta Salon, Cosmetics & Fragrance, Inc.
     WITNESS, my hand and Notarial Seal this            day of                     , 2007.

Notary Public

Printed:

My Commission expires:	My County of Residence:

EXHIBIT A
LEGAL DESCRIPTION
[See Attached]